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                                                                    EXHIBIT 2.1



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                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF JUNE 5, 2002

                                  BY AND AMONG

                                BARAN GROUP, LTD.

                           BARAN ACQUISITION SUB, INC.

                                       AND

                           O2WIRELESS SOLUTIONS, INC.



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                                TABLE OF CONTENTS

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ARTICLE I          THE MERGER....................................................................1

         Section 1.1    The Merger...............................................................1

         Section 1.2    Effective Time...........................................................1

         Section 1.3    Closing of the Merger....................................................1

         Section 1.4    Effects of the Merger....................................................2

         Section 1.5    Certificate of Incorporation and Bylaws..................................2

         Section 1.6    Directors................................................................2

         Section 1.7    Officers.................................................................2

ARTICLE II         CONVERSION OF SHARES..........................................................2

         Section 2.1    Conversion of Shares.....................................................2

         Section 2.2    Stock Options............................................................3

         Section 2.3    Exchange Fund............................................................4

         Section 2.4    Exchange Procedures......................................................4

         Section 2.5    Distributions with Respect to Unsurrendered Certificates.................5

         Section 2.6    No Further Ownership Rights in Company Common Stock......................5

         Section 2.7    No Fractional Shares of Parent Stock.....................................5

         Section 2.8    Dissenting Shares........................................................6

         Section 2.9    Termination of Exchange Fund.............................................6

         Section 2.10   No Liability.............................................................6

         Section 2.11   Investment of the Exchange Fund..........................................6

         Section 2.12   Lost Certificates........................................................6

         Section 2.13   Withholding Rights.......................................................7

         Section 2.14   Stock Transfer Books.....................................................7

         Section 2.15   Further Assurance........................................................7

ARTICLE III        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................7

         Section 3.1    Organization and Qualification; Subsidiaries.............................7

         Section 3.2    Capitalization of the Company and Its Subsidiaries.......................8

         Section 3.3    Authority Relative to This Agreement.....................................9

         Section 3.4    SEC Reports; Financial Statements........................................9

         Section 3.5    No Undisclosed Liabilities..............................................10

         Section 3.6    Absence of Changes......................................................10

         Section 3.7    Information Supplied....................................................12

         Section 3.8    Consents and Approvals; No Violations...................................12
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                                        i
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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         Section 3.9    No Default..............................................................12

         Section 3.10   Litigation..............................................................13

         Section 3.11   Compliance with Applicable Law..........................................13

         Section 3.12   Employee Plans..........................................................14

         Section 3.13   Labor Matters...........................................................15

         Section 3.14   Environmental Matters...................................................16

         Section 3.15   Taxes...................................................................18

         Section 3.16   Material Contracts......................................................19

         Section 3.17   Insurance...............................................................20

         Section 3.18   Real Property...........................................................21

         Section 3.19   Intellectual Property...................................................21

         Section 3.20   Books and Records.......................................................22

         Section 3.21   Opinion of Financial Advisor............................................22

         Section 3.22   Brokers.................................................................22

         Section 3.23   Tax Treatment...........................................................22

         Section 3.24   Takeover Statute; Dissenters' Rights....................................22

         Section 3.25   Bank Accounts, Brokerage Accounts and Powers of Attorney................22

         Section 3.26   Transactions with Management............................................23

ARTICLE IV         REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB......................23

         Section 4.1    Organization and Qualification; Subsidiaries............................23

         Section 4.2    Capitalization of Parent and Its Subsidiaries...........................23

         Section 4.3    Authority Relative to This Agreement....................................24

         Section 4.4    TASE Reports............................................................25

         Section 4.5    Financial Statements....................................................25

         Section 4.6    No Undisclosed Liabilities..............................................25

         Section 4.7    Absence of Changes......................................................25

         Section 4.8    Information Supplied....................................................27

         Section 4.9    Consents and Approvals; No Violations...................................27

         Section 4.10   No Default..............................................................27

         Section 4.11   Litigation..............................................................28

         Section 4.12   Tax Treatment...........................................................29

         Section 4.13   No Prior Activities.....................................................29

ARTICLE V          COVENANTS RELATED TO CONDUCT OF BUSINESS.....................................29
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                                       ii
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                                TABLE OF CONTENTS
                                   (CONTINUED)


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         Section 5.1    Conduct of Business of the Company......................................29

         Section 5.2    Access to Information...................................................31

ARTICLE VI         ADDITIONAL AGREEMENTS........................................................32

         Section 6.1    Preparation of Disclosure Documents.....................................32

         Section 6.2    Public Announcements and Confidentiality................................33

         Section 6.3    Affiliate Letters.......................................................33

         Section 6.4    Stock Exchange Listing..................................................34

         Section 6.5    Reasonable Best Efforts.................................................34

         Section 6.6    Acquisition Proposals...................................................35

         Section 6.7    Indemnification; Directors' and Officers' Insurance.....................36

         Section 6.8    Notification of Certain Matters.........................................38

         Section 6.9    Tax-Free Reorganization Treatment.......................................38

         Section 6.10   Employee Matters........................................................38

         Section 6.11   Fees and Expenses.......................................................39

         Section 6.12   Obligations of Merger Sub...............................................39

         Section 6.13   Antitakeover Statutes...................................................39

         Section 6.14   Consent and Proxy of Certain Company Stockholders.......................39

ARTICLE VII        CONDITIONS TO CONSUMMATION OF THE MERGER.....................................40

         Section 7.1    Conditions to Each Party's Obligations to Effect the Merger.............40

         Section 7.2    Conditions to the Obligations of Parent and Merger Sub..................40

         Section 7.3    Conditions to the Obligations of the Company............................41

ARTICLE VIII       TERMINATION; AMENDMENT; WAIVER...............................................42

         Section 8.1    Termination by Mutual Agreement.........................................42

         Section 8.2    Termination by Either Parent or the Company.............................42

         Section 8.3    Termination by the Company..............................................42

         Section 8.4    Termination by Parent...................................................43

         Section 8.6    Amendment...............................................................44

         Section 8.7    Extension; Waiver.......................................................45

ARTICLE IX         MISCELLANEOUS................................................................45

         Section 9.1    Nonsurvival of Representations and Warranties...........................45

         Section 9.2    Entire Agreement; Assignment............................................45

         Section 9.3    Notices.................................................................45

         Section 9.4    Governing Law; Waiver of Jury Trial.....................................46

         Section 9.5    Descriptive Headings....................................................46
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                                TABLE OF CONTENTS
                                   (CONTINUED)


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         Section 9.6    Parties in Interest.....................................................46

         Section 9.7    Severability............................................................46

         Section 9.8    Specific Performance....................................................47

         Section 9.9    Brokers.................................................................47

         Section 9.10   Counterparts............................................................47

         Section 9.11   Interpretation..........................................................47

         Section 9.12   Definitions.............................................................48



Exhibits:
--------


Exhibit A -- Form of Affiliate Letters

Exhibit B -- Irrevocable Proxy

Exhibit C -- Management Consulting Agreement

Exhibit D -- Recovery Plan

                           GLOSSARY OF DEFINED TERMS

DEFINED TERMS, PAGE NUMBER


Affiliate Letters, 38
AH&H, 25
Antitrust Law, 39
beneficial ownership, 53
beneficially own, 53
CERCLA, 17
Certificate of Merger, 1
Certificates, 4
Closing, 1
Closing Date, 1
Code, 1
Company, 1
Company Common Stock, 2
Company Disclosure Schedule, 7
Company Permits, 13
Company Real Property Leases, 21
Company Requisite Vote, 9
Company SEC Reports, 10
Company Securities, 8
Company Stockholders Meeting, 37
Confidentiality Agreement, 35
Covered Transactions, 25
DGCL, 1
Dissenting Shares, 5
DOJ, 38
Effective Time, 1
Environmental Costs and Liabilities, 16
Environmental Law, 16
Exchange Act, 9
Exchange Agent, 4
Exchange Fund, 4
Expenses, 44
F-4, 12
FTC, 38
GAAP, 10
Government Entity, 12
Hazardous Material, 17
Indemnified Parties, 41
Indemnified Party, 41
know, 53
knowledge, 53
Law, 13
Lien, 9

                            GLOSSARY OF DEFINED TERMS
                                   (CONTINUED)


DEFINED TERMS, PAGE NUMBER

Material Adverse Effect, 53
Merger, 1
Merger Consideration, 2
Merger Sub, 1
OSHA, 17
Parent, 1
Parent Common Stock, 2
Parent Disclosure Schedule, 27
Parent Securities, 28
person, 54
Proxy Statement, 12
Release, 17
Remedial Action, 17
Share, 2
Share Issuance, 28
Shares, 2
subsidiary, 54
Superior Proposal, 40
Surviving Corporation, 1
Takeover Statutes, 25
Termination Date, 47

                                                                 EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of June 5, 2002, is by and among o2wireless Solutions, Inc., a Georgia corporation (the "Company"), Baran Group, Ltd., a corporation organized under the laws of Israel ("PARENT"), and Baran Acquisition Sub, Inc., a Georgia corporation and a direct wholly owned subsidiary of Parent ("MERGER SUB").

         WHEREAS, the Boards of Directors of the Company, Parent and Merger Sub each have, in light of and subject to the terms and conditions set forth herein, (i) determined that the Merger (as hereinafter defined) is fair to their respective stockholders and in the best interests of such stockholders and (ii) approved the Merger in accordance with this Agreement;

         WHEREAS, Merger Sub is entering into a Working Capital Loan Agreement with the Company and its subsidiaries of even date herewith (the "LOAN AGREEMENT"), pursuant to which it initially may lend U.S.$5,000,000 to the Company for working capital purposes, and the Loan Agreement is being made subject to the terms and conditions of this Agreement and contingent upon the parties entering into this Agreement; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE").

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

         Section 1.1 The Merger. At the Effective Time (as hereinafter defined) and upon the terms and subject to the conditions of this Agreement and in accordance with the Georgia Business Corporation Code (the "GBCC"), the Company shall be merged with and into Merger Sub (the "MERGER"). Following the Merger, Merger sub shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of the Company shall cease.

         Section 1.2 Effective Time. Subject to the provisions of this Agreement, Parent, Merger Sub and the Company shall cause the Merger to be consummated by filing an appropriate Certificate of Merger or other appropriate documents (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Georgia in such form as required by, and executed in accordance with, the relevant provisions of the GBCC, as soon as practicable on the Closing Date (as hereinafter defined). The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "EFFECTIVE TIME").

         Section 1.3 Closing of the Merger. The closing of the Merger (the "CLOSING") will take place at a time and on a date to be specified by the parties (the "CLOSING DATE"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Mintz Levin Cohn Ferris Glovsky and Popeo PC, One Fountain Square, 11911 Freedom Drive, Suite 400, Reston, Virginia 20190, or at such other time, date or place as agreed to in writing by the parties hereto.

         Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in the GBCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 1.5 Articles of Incorporation and Bylaws. The articles of incorporation of the Merger Sub in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law. The bylaws of the Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         Section 1.6 Directors. The directors of Merger Sub at the Effective Time shall be the initial directors of the Surviving Corporation, to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

         Section 1.7 Officers. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation, to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                  ARTICLE II

                              CONVERSION OF SHARES

         Section 2.1 Conversion of Shares. (a) At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders thereof, each share of common stock, par value U.S.$.0001 per share, of the Company ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (individually a "SHARE" and collectively, the "SHARES") (other than (i) Shares held by the Company, (ii) Shares held by Parent or any of its subsidiaries and (iii) Dissenting Shares (as hereinafter defined)), shall be converted into and exchangeable for the right to receive that number of fully paid and non-assessable ordinary shares, par value NIS1.00 per share ("PARENT STOCK"), of Parent equal to the Exchange Ratio (as defined below). All such shares of Parent Stock issued, together with any cash in lieu of fractional shares of Parent Stock to be paid pursuant to
Section 2.7, are referred to as the "MERGER CONSIDERATION." At the Effective Time, Parent shall, by virtue of the Merger and without any action on the part of Merger Sub, the Company or Parent, become the sole stockholder of the Surviving Corporation. For purposes hereof, the "EXCHANGE RATIO" equals
0.032135 shares of Parent Stock for every one share of Company Common Stock, determined by dividing U.S.$0.45 per share of Company Common Stock by the average per share closing price on the Tel Aviv Stock Exchange of a share of Parent Stock during the thirty (30) consecutive trading days prior to June 3, 2002 (converted into a U.S. dollar value using the foreign currency exchange rate on each such date, which rate is published in The Financial Times and is based upon the rate established by the Israel Central Bank). All calculations made to determine the Exchange Ratio were made through the sixth decimal place (i.e., rounded to the closest one-millionth).

         (b) At the Effective Time, all of the shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Certificate previously evidencing any such shares shall thereafter represent only the right to receive the Merger Consideration. The holders of such Certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein or by law. Such Certificates previously evidencing shares of Company Common Stock shall be exchanged for certificates evidencing whole shares of Parent Stock issued in consideration therefor in accordance with the allocation procedures of this Section 2.1 and upon the surrender of such Certificates in accordance with the provisions of
Section 2.4. No fractional shares of Parent Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.7.

         (c) At the Effective Time, each Share held by Parent, each subsidiary of Parent or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, any subsidiary of Parent or the Company be canceled, retired and cease to exist and no payment shall be made with respect thereto.

         (d) If between the date of this Agreement and the Effective Time the outstanding shares of Parent Stock shall have been changed into a different number of shares or different class or a security of a different company by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, merger or exchange of shares or any similar event, the amount of shares of Parent Stock constituting the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, merger or exchange of shares or such similar event.

         Section 2.2 Stock Options and Warrants. (a) At the Effective Time, each outstanding and unexercised option to purchase shares of Company Common Stock ("COMPANY OPTIONS") under the Company's 1998 Stock Option Plan (the "COMPANY OPTION PLAN"), by virtue of the Merger and without any action on the part of the parties hereto or the holders thereof, shall be terminated. Following execution of this Agreement, the Company shall provide each option holder with written notice that any options held by such holder that are exercisable as of the date of this Agreement must be exercised within sixty
(60) days after the date of such notice, or they will be terminated. Prior to the Effective Time, Parent agrees to establish a stock option plan (the "PARENT OPTION PLAN") that will be effective following the Effective Time, pursuant to which Parent, in its sole discretion, will be entitled to grant options to purchase Parent Stock (the "PARENT OPTION(S)") to certain employees of the Company that remain employed by the Surviving Corporation or the Parent following the Effective Time. The Parent Options will entitle the recipients to purchase the number of shares of Parent Stock in the amount and on the terms and conditions to be set forth in the Parent Option Plan and stock option agreements to be signed by such recipients.

         (b) At the Effective Time, each warrant or other right to purchase Company Common Stock (other than a Company Stock Option) that is then outstanding either shall be exercised or canceled.

         (c) As soon as practicable after the Effective Time, Parent shall deliver to the employees of the Company who continue to be employed by the Surviving Corporation or any affiliate thereof and to whom Parent grants Parent Options appropriate notices setting forth such employees' rights pursuant to the Parent Options and the Parent Option Plan.

         (d) The shares of Parent Stock issued upon exercise of any Parent Options granted by Parent after the Effective Time shall be listed on the Tel Aviv Stock Exchange ("TASE") and the Nasdaq National Market upon issuance pursuant to the procedures and requirements of the TASE and Nasdaq, as the case may be, and shall be registered under applicable Israeli and United States federal securities laws. As soon as practicable following the Closing, Parent shall take all action necessary to register such shares of Parent Stock to be issued upon the exercise of such Parent Options with the SEC, including the filing of a Registration Statement on Form S-8.

         Section 2.3 Exchange Fund. Prior to the Effective Time, Parent shall appoint a commercial bank or trust company with a United States affiliate reasonably acceptable to the Company to act as exchange agent hereunder for the purpose of exchanging Shares for the Merger Consideration (the "EXCHANGE Agent"). At or immediately after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of Shares, certificates representing Parent Stock issuable pursuant to Section 2.1 in exchange for outstanding Shares. Parent agrees to make available to the Exchange Agent from time to time as needed, additional cash in U.S. dollars sufficient to pay cash in lieu of fractional shares pursuant to Section 2.7 and any dividends and other distributions pursuant to Section 2.5. Any cash and certificates of Parent Stock deposited with the Exchange Agent shall hereinafter be referred to as the "EXCHANGE FUND."

         Section 2.4 Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent and the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares ("CERTIFICATES") (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent may reasonably specify and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates for shares of Parent Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 2.1 (after taking into account all Shares then held by such holder), and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II, which amount shall equal the sum of cash dividends pursuant to Section 2.5 and cash in lieu of fractional shares pursuant to Section 2.7(b) (the "CASH PAYMENTS"). No interest will be paid or will accrue on any portion of the Cash Payments. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, shares of Parent Stock evidencing, in the aggregate, the proper number of shares of Parent Stock and a check in the proper amount of the Cash Payments may be issued with respect to such Shares to such a transferee if a Certificate or Certificates representing such Shares are presented to the

Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

         Section 2.5 Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made with respect to shares of Parent Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Stock that such holder would be entitled to receive upon surrender of such Certificate. Further, no cash payment in lieu of fractional shares of Parent Stock shall be paid to any such holder pursuant to Section 2.7, until such holder shall surrender such Certificate in accordance with Section 2.4. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Parent Stock issuable in exchange therefor, without interest, promptly after the time of such surrender, the amount of any portion of the Cash Payments payable under this Article II.

         Section 2.6 No Further Ownership Rights in Company Common Stock. All shares of Parent Stock issued and cash paid upon conversion of the Shares in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Sections 2.5 and 2.7) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the Shares.

         Section 2.7 No Fractional Shares of Parent Stock. (a) No certificates or scrip of shares of Parent Stock representing fractional shares of Parent Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of Parent or a holder of shares of Parent Stock.

         (b) Notwithstanding any other provision of this Agreement, each holder of Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash in U.S. dollars (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Stock multiplied by
(ii) the average per share closing price on the Tel Aviv Stock Exchange of a share of Parent Stock during the thirty (30) consecutive trading days prior to June 3, 2002 (converted into a U.S. dollar value using the foreign currency exchange rate on each such date, which rate is published in The Financial Times and is based upon the rate established by the Israel Central Bank). As promptly as practicable after the determination of the aggregate amount of cash to be paid to holders of fractional interests, the Exchange Agent shall notify Parent and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

         Section 2.8 Dissenting Shares. (a) Shares of capital stock of the Company held by a stockholder who has properly exercised dissenters' rights with respect thereto in accordance with Section 14-2-1302 of the GBCC (collectively, the "DISSENTING SHARES") shall not be converted into Merger Consideration. From and after the Effective Time, a stockholder who has properly exercised such dissenters' rights shall no longer retain any rights of a stockholder of the Company or the Surviving Corporation, except those provided under Section 14-2-1323 of the GBCC.

                  (b) The Company shall give Parent (i) prompt notice of any written demands under Section 14-2-1321 of the GBCC with respect to any shares of capital stock of the Company, any withdrawal of any such demand and any other instruments served pursuant to the GBCC and received by the Company and
(ii) the right to participate in all negotiations and proceedings with respect to any such demands. The Company shall cooperate with Parent concerning, and shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or offer to settle or settle, any such demands.

         Section 2.9 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for twelve months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of the Certificates who have not theretofore complied with this
Article II shall thereafter look only to the Surviving Corporation and Parent for the Merger Consideration with respect to the Shares formerly represented thereby to which such holders are entitled pursuant to Section 2.1 and Section
2.4 and any dividends or distributions with respect to shares of Parent Stock to which such holders are entitled pursuant to Section 2.5. Any such portion of the Exchange Fund remaining unclaimed by holders of Shares seven years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as hereinafter defined)) shall, to the extent permitted by law, become the property of the Surviving Corporation free and clear of any claim or interest of any person previously entitled thereto.

         Section 2.10 No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

         Section 2.11 Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to Parent.

         Section 2.12 Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Shares formerly represented thereby and unpaid dividends and distributions on shares of Parent Stock deliverable in respect thereof pursuant to this Agreement.

         Section 2.13 Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder (e.g., backup withholding), or any provision of a Law relating to Taxes, including the tax laws of Israel. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the

Shares in respect to which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

         Section 2.14 Stock Transfer Books. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the Shares formerly represented thereby and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.5.

         Section 2.15 Further Assurance. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bill of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly-numbered representation and warranty or covenant to the extent specified therein), the Company hereby represents and warrants to each of Parent and Merger Sub as follows:

         Section 3.1 Organization and Qualification; Subsidiaries. (a) The Company and each of its subsidiaries (as hereinafter defined) is a corporation or legal entity duly organized, validly existing and in good standing (where such concept is recognized) under the Laws of the jurisdiction of its incorporation or formation and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by the Company to be conducted.

         (b) Section 3.1(b) of the Company Disclosure Schedule identifies all subsidiaries of the Company and the state or jurisdiction of incorporation or formation for each subsidiary. Section 3.1(b) of the Company Disclosure Schedule also identifies all other entities that are not subsidiaries in which the Company or any of its subsidiaries has acquired an equity interest, the state or jurisdiction of incorporation or formation of each such entity and the terms and conditions of each such equity interest.

         (c) Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         (d) The Company has made available to Parent accurate and complete copies of the certificate of incorporation and bylaws or equivalent constituent or organizational documents, as currently in effect, of the Company and each of its subsidiaries.

         Section 3.2       Capitalization of the Company and Its Subsidiaries.
(a) The authorized capital stock of the Company consists of: (i) 100,000,000 Shares, of which 27,937,737 Shares were issued and outstanding and no Shares of which were held in the Company's treasury, in each case, as of the close of business on the date of this Agreement, (ii) 100,000 shares of Class A Convertible Preferred Stock, par value of $.01 per share, no shares of which are outstanding, and (iii) 10,000,000 shares of Serial Preferred Stock, with no par value, of which none are issued and outstanding. All of the issued and outstanding Shares have been validly issued, and are duly authorized, fully paid, non-assessable and free of preemptive rights. As of April 30, 2002, there were 3,104,247 Shares reserved for issuance and issuable pursuant to the Company Option Plan or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Option Plan. In addition, as of the date of this Agreement, there were 2,557,175 Shares reserved for issuance and issuable pursuant to various warrant agreements with third parties or otherwise deliverable in connection with the exercise of outstanding Common Stock warrants. Section 3.2(a) of the Company Disclosure
Schedule includes a list of all holders of Company Options and a summary of the terms of each option including the exercise price, vesting period, grant date and expiration date, as of the date of this Agreement. Section 3.2(a) of the Company Disclosure Schedule also lists all persons, to the Company's knowledge, that hold, directly or indirectly (applying the beneficial ownership rules of Rule 13d-3 of the Exchange Act), at least five percent (5%) of the number of shares of the Company's outstanding capital stock or at least five percent (5%) of the Company's voting power outstanding, as of the date of this Agreement, determined on an as-converted and fully-diluted basis, and any terms, conditions, rights, privileges or obligations relating to such ownership that differ from those set forth in the Company's articles of incorporation and bylaws. Except as set forth above or on the Company Disclosure Schedule and except for the warrants to be issued to Parent in connection with the Loan Agreement, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) no options or other rights to acquire from the Company or its subsidiaries, and no obligations of the Company or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (iv) no equity equivalents, interests in the ownership or earnings of the Company or its subsidiaries or other similar rights (including stock appreciation rights) (collectively, "COMPANY SECURITIES"). There are no outstanding obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. Except for the Irrevocable Proxy to be executed pursuant to Section 6.14 of this Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or to which it is bound relating to the voting of any shares of capital stock of the Company, and, to the Company's knowledge, no such agreements exist between any of the Company's security holders.

         (b) Except as set forth on Section 3.2(b) of the Company Disclosure Schedule, all of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien (as hereinafter defined) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). Except as set forth in paragraph (a) above, there are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of, or granting a right of first refusal, first negotiation, last look or similar right with respect to, any capital stock or other ownership interests in, or any other securities of, the Company or any subsidiary of the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "LIEN" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, except for interests relating to the financing or leasing of assets.

         Section 3.3 Authority Relative to This Agreement. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the Company Requisite Vote (as hereinafter defined)). This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (b) The Board of Directors of the Company (the "Company Board") has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and has taken all corporate actions required to be taken by the Company Board for the consummation of the transactions, including the Merger, contemplated hereby and, subject to Section 6.6(b), has resolved (i) to deem this Agreement and the transactions contemplated hereby, including the Merger, taken together, advisable and fair to and in the best interests of the Company and its stockholders, and (ii) to recommend that the stockholders of the Company approve and adopt this Agreement. The Company Board has directed that this Agreement be submitted to the stockholders of the Company for their approval. The affirmative approval of the holders of Shares representing a majority of the votes that may be cast by the holders of all outstanding Shares (the "COMPANY REQUISITE VOTE") is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby, including the Merger.

         Section 3.4 SEC Reports; Financial Statements; Other Reports. The Company has filed all required forms, reports and documents with the SEC since August 21, 2000, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), each as in effect on the dates such forms, reports and documents were filed. The Company has heretofore made available to Parent, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for its fiscal years ended December 31, 2000 and December 31, 2001, respectively, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001, September 30, 2001 and March

31, 2002, respectively, (iii) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held or to be held since August 21, 2000, and (iv) all other reports or registration statements filed by the Company with the SEC since August 21, 2000 (the "COMPANY SEC REPORTS"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with United States generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). All registers required to be kept by the Company or any of the Company's subsidiaries under the provisions of any applicable law are true, complete and accurate in all material respects. All returns, particulars, resolutions, reports and other documents required to be filed with or delivered to any Governmental Entity (as hereinafter defined) in respect of the Company or its subsidiaries are true, complete and accurate in all material respects and have been properly filed or delivered in a timely manner or a proper exemption from such filing was obtained.

         Section 3.5 No Undisclosed Liabilities. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports, none of the Company or its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability or obligation, other than liabilities or obligations provided for in the consolidated balance sheet of the Company (including the notes thereto) as of March 31, 2002, liabilities or obligations under this Agreement and liabilities or obligations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         Section 3.6 Absence of Changes. Except as and to the extent publicly disclosed in the Company SEC Reports or as expressly permitted by
Section 5.1, since March 31, 2002, the Company and its subsidiaries have conducted their business in the ordinary and usual course consistent with past practice and there has not been:

         (a) any event, occurrence or development relating to the Company or any of its subsidiaries which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or its subsidiaries;

         (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any of its subsidiaries, or any repurchase, redemption or other acquisition by the Company or any subsidiary of the Company of any Company Securities;

         (c) any amendment of any term of any outstanding security of the Company or any subsidiary of the Company that would materially increase the obligations of the Company or such subsidiary under such security;

         (d) (x) any incurrence or assumption by the Company or any subsidiary of the Company of any indebtedness for borrowed money, other than borrowings under existing credit facilities (or any renewals, replacements or extensions that do not increase the aggregate commitments thereunder) that are incurred
(A) in the ordinary and usual course of business consistent with past practice (it being understood that any indebtedness incurred prior to the date hereof in respect of capital expenditures in excess of $100,000 shall not be considered to have been in the ordinary and usual course of business consistent with past practice) or (B) in connection with (1) any acquisition or capital expenditure permitted by Section 5.1 or (2) the transactions contemplated hereby, or (y) any guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by the Company or any subsidiary of the Company for the obligations of any other person (other than the Company or any wholly owned subsidiary of the Company), other than in the ordinary and usual course of business consistent with past practice;

         (e) any creation or assumption by the Company or any subsidiary of the Company of any Lien on any asset of the Company or any subsidiary of the Company other than in the ordinary and usual course of business consistent with past practice;

         (f) any making of any loan, advance or capital contribution to or investment in any person by the Company or any subsidiary of the Company other than (i) loans, advances or capital contributions to or investments in wholly owned subsidiaries of the Company or (ii) loans or advances to employees of the Company or any subsidiary made in the ordinary and usual course of business consistent with past practice, provided that any such loan, advance or capital contribution was approved or ratified by the Company Board;

         (g) (i) any contract or agreement entered into by the Company or any subsidiary of the Company on or prior to the date hereof relating to any material acquisition or disposition of any assets or business other than in the ordinary course of business or (ii) any modification, amendment, assignment, termination or relinquishment by the Company or any subsidiary of the Company of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

         (h) any material change in any method of accounting or accounting principles or practice by the Company or any subsidiary of the Company, except for any such change required by reason of a change in GAAP;

         (i) except as disclosed on Section 3.6 of the Company Disclosure Schedule, any (i) grant of any severance or termination pay to any director, officer, employee or individual providing services to the Company or any of its subsidiaries, (ii) entering into any employment, deferred compensation, change in control or other similar agreement (or any amendment to any such existing agreement) with any director, officer, employee or individual providing services to the Company or any of its subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to directors, officers, employees or individual providing services to the Company or any of its subsidiaries other than, in the case of clause (i) with respect to non-executive employees and clause (iv) only, in the ordinary course of business consistent with past practice; or

         (j) any issuance of stock, convertible securities, options, warrants or other securities of the Company or its subsidiary, other than pursuant to the exercise of outstanding options and warrants; or

         (k) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company or any of its subsidiaries in the conduct of their respective businesses, to the extent such damage, destruction or other loss was not fully covered by insurance.

         Section 3.7 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form F-4 to be filed with the SEC by Parent in connection with the registration of shares of Parent Stock pursuant to the Merger (the "F-4") will, at the time the F-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the report (the "REPORT") to be filed by the Parent with the Israeli Securities Authority ("ISA") in connection with the Merger, will, at the time the Report is filed with the ISA, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the proxy statement/prospectus relating to the Company Stockholders Meeting (as hereinafter defined) to be held in connection with the Merger, respectively (the "PROXY STATEMENT"), will, at the date mailed to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the F-4, the Report or the Proxy Statement, the Company shall promptly so advise Parent and such event shall be so described, and such amendment or supplement (which Parent shall have a reasonable opportunity to review) shall be promptly filed with the SEC and the ISA and, as required by Law, disseminated to the stockholders of the Company and Parent, as applicable. The Proxy Statement, insofar as it relates to the Company Stockholders Meeting, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

         Section 3.8 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act (as defined herein), state securities or blue sky laws, the filing and recordation of the Certificate of Merger as required by the GBCC and as otherwise set forth in Section 3.8 to the Company Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "GOVERNMENTAL ENTITY") or other third party is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         Section 3.9 No Default. Except as disclosed on Section 3.9 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries are in violation of any term of (i) its articles of incorporation, bylaws or other organizational documents, (ii) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, or (iii) any foreign or domestic law, order, writ, injunction, decree, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule or regulation enacted by a Governmental Entity ("LAW") applicable to the Company, its subsidiaries or any of their respective properties or assets, the consequence of which violation does or would reasonably be expected to (A) have, in the case of (ii) or (iii), individually or in the aggregate, a Material Adverse Effect on the Company or
(B) prevent or materially delay the performance of this Agreement by the Company. Except as set forth in Section 3.9 of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate the articles of incorporation, bylaws or other organizational documents of the Company or any of its subsidiaries, (ii) violate or conflict with, constitute a default under, require any consent, waiver or notice under any term of, or result in the reduction or loss of any benefit or the creation or acceleration of any right or obligation under, any agreement, note, bond, mortgage, indenture, contract, lease, Company Permit (as hereinafter defined) or other obligation or right to which the Company or any of its subsidiaries is a party or by which any of the assets or properties of the Company or any of its subsidiaries is bound, (iii) violate any applicable Law, or (iv) result in the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its subsidiaries, except, in the case of clauses (ii) through (iv) only, where any of the foregoing do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         Section 3.10 Litigation. Section 3.10 of the Company Disclosure Schedule sets forth each instance in which any of the Company and its subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the knowledge of any of the Company, its subsidiaries and their respective directors and officers (and employees with responsibility for litigation matters), is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Except as described therein, none of the actions, suits, proceedings, hearings, arbitrations and investigations set forth in Section 3.10 of the Company Disclosure Schedule could reasonably be expected to result in any Material Adverse Effect on any of the Company and its subsidiaries.

         Section 3.11 Compliance with Applicable Law. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "COMPANY PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The businesses of the Company and its subsidiaries are not being conducted in violation of any Law applicable to the Company or its subsidiaries, except for violations or possible violations which do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth on Section 3.11 of the Company

Disclosure Schedule, to the Company's knowledge, no investigation or review by any Governmental Entity with respect to the Company or its subsidiaries is pending or threatened, nor, to the Company's knowledge, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The consummation of the Merger will not cause any of the Company Permits to be revoked, annulled, terminated or canceled in any way, except to the extent such revocation, annulment, termination or cancellation would not reasonably be expected to have a Material Adverse Effect on the Company.

         Section 3.12 Employee Plans. (a) Section 3.12(a) of the Company Disclosure Schedule lists all "employee benefit plans," as defined in Section 3(3) of ERISA, including any "multiemployer plan", as defined in Section 3(37) of ERISA (a "MULTIEMPLOYER PLAN") and all other employee benefit plans or other benefit arrangements, including, without regard to materiality, all executive compensation, directors' benefit, bonus or other incentive compensation, change in control, severance, retention, termination, salary continuation, leave of absence, stock or other equity-related, consulting, employee leasing and deferred compensation plans or arrangements under which the Company or any of its subsidiaries has any obligation (contingent or otherwise) relating to any current or former individual providing services to the Company or any of its subsidiaries (each an "EMPLOYEE BENEFIT PLAN" and collectively, the "EMPLOYEE BENEFIT PLANS"). Section 3.12(a) of the Company Disclosure Schedule separately identifies each Employee Benefit Plan which the Company or any of its subsidiaries maintains or contributes to directly (each a "COMPANY EMPLOYEE BENEFIT PLAN" and collectively, the "COMPANY EMPLOYEE BENEFIT PLANS"). True, correct and complete copies of each Company Employee Benefit Plan (and, where applicable, the most recent summary plan description, actuarial report, determination letter, most recent Form 5500 and trust agreement) have been made available to Parent for review prior to the date hereof.

         (b) As of the date hereof, (i) all payments required to be made by or under any Company Employee Benefit Plan, any related trusts, or any collective bargaining agreement have been made, or, if not made, are properly reflected on the financial statements of the Company; (ii) the Company and its subsidiaries have performed all material obligations required to be performed by them under any Company Employee Benefit Plan; (iii) the Company Employee Benefit Plans have been administered in compliance with their terms and the requirements of ERISA, the Code and other applicable Laws, except for such noncompliance which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; (iv) there are no actions, suits, arbitrations or claims (other than routine claims for benefit) pending or, to the knowledge of the Company, threatened with respect to any Company Employee Benefit Plans; (v) to the Company's knowledge, the Company and its subsidiaries have no liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any excise tax or civil penalty; and (vi) in particular, no individual who has performed services for the Company or any of its Subsidiaries has been improperly excluded from participation in any Company Employee Benefit Plan.

         (c) Neither the Company nor any of its ERISA Affiliates sponsors, maintains or contributes or has ever sponsored maintained or contributed to any: (i) Employee Benefit Plans subject to Title IV of ERISA; or (ii) Multiemployer Plan. An "ERISA Affiliate" is any trade or business (whether or not incorporated) which is or has been under common control, or which is or has been treated as a single employer, with the Company under
Section 414(b), (c), (m) or (o) of the Code.

         (d) Each of the Company Benefit Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so "qualified" and has received a favorable determination letter from the Internal Revenue Service (or is the subject of a pending application for such determination that was timely filed) and the Company knows of no fact which could reasonably be expected to adversely affect the qualified status of any such plan.

         (e) Except as set forth in Section 3.12(e) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (either alone or in combination with any other event): (i) result in any payment becoming due, or increase the amount of compensation due, to any current or former employee of the Company or any of its subsidiaries; (ii) increase any benefits otherwise payable under any Company Employee Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any such benefits; (iv) result in the failure of any amount payable under any Company Employee Benefit Plan to be deductible for federal income tax purposes by virtue of Sections 280G or 162(m) of the Code; or (v) result in the payment of any excise taxes by the Company or any of its employees under Sections 4999 or 5881 of the Code.

         Section 3.13 Labor Matters. (a) Section 3.13 of the Company Disclosure Schedule sets forth a list of all employment, labor or collective bargaining agreements to which the Company or any subsidiary of the Company is party (other than the Company's standard form of employment agreement required to be signed by all employees containing non-solicitation and non-disclosure covenants and employment agreements that are terminable "at will") and except as set forth therein, there are no employment, labor or collective bargaining agreements which pertain to individuals providing services to the Company or any of its subsidiaries. The Company has heretofore made available to Parent true and complete copies of (A) employment agreements listed on Section 3.13 of the Company Disclosure Schedule and (B) labor or collective bargaining agreements listed on Section 3.13 of the Company Disclosure Schedule, together with all amendments, modifications, supplements and side letters affecting the duties, rights and obligations of any party thereunder.

         (b) (i) No individual providing services to the Company or any of its subsidiaries is represented by any labor organization; no labor organization or group of individuals providing services to the Company or any of its subsidiaries has made a pending written demand for recognition or certification; and, to the Company's knowledge, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Company's knowledge, there are no organizing activities involving the Company or any of its subsidiaries presently being engaged in by any labor organization or group of individuals providing services to the Company or any of its subsidiaries;

                  (ii) There have been no strikes, work stoppages, slowdowns, lockouts, unfair labor practice charges, arbitrations, grievances or complaints pending or threatened in writing by or on behalf of any employee or individuals providing services to the Company or any of its subsidiaries; and

                  (iii) Except as disclosed in Section 3.13 of the Company Disclosure Schedule, there are no complaints, charges or claims against the Company or any of its subsidiaries pending, or threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or services of any individual by the Company or any of its subsidiaries.

         (c) The Company and each of its subsidiaries is in substantial compliance with all Laws relating to the employment of labor, including all such laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or Social Security taxes and similar taxes other than any such non-compliance which does not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in Section 3.13 of the Company Disclosure Schedule, none of the Company's or the subsidiaries' executive officers have left the Company since December 31, 2001.

         (d) All employment agreements of the Company are terminable "at will," except as set forth on Section 3.13 of the Company Disclosure Schedule. Any severance or termination benefits payable by the Company as a result of the termination of any agreements listed on Section 3.13 of the Company Disclosure Schedule are set forth on such disclosure schedule.

         (e) Except as set forth on Schedule 3.13 of the Company Disclosure Schedule, all of the employees of the Company and any subsidiary of the Company who have responsibility for developing and/or managing the Company's Intellectual Property Rights (as defined in Section 3.19 below) or who have responsibility for sales of products or services to any of the customers of the Company or the Company's subsidiaries have entered into a standard form of non-solicitation and non-disclosure agreement previously provided to Parent by the Company, except where the failure to enter into such agreement or agreements does not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         Section 3.14      Environmental Matters. (a) For purposes of this
Agreement:

                  (i) "ENVIRONMENTAL COSTS AND LIABILITIES" means any and all losses, liabilities, obligations, damages (including compensatory, punitive and consequential damages), fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and cost to clean up, remove, treat, or in any other way address any Hazardous Materials (as hereinafter defined)) arising from, under or pursuant to any Environmental Law (as hereinafter defined);

                  (ii) "ENVIRONMENTAL LAW" means any applicable federal, state, local or foreign law (including common law), statute, rule, regulation, ordinance, decree or other legal requirement relating to the protection of natural resources, the environment and public and employee health and safety or pollution or the release or exposure to Hazardous Materials (as hereinafter defined) and shall include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C.ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss. 6901 et seq.), the Clean Water Act (33 U.S.C.

ss. 1251 et seq.), the Clean Air Act (33 U.S.C.ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.ss. 7401 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C.ss. 651 et seq.)("OSHA") and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, and the regulations promulgated pursuant thereto as such laws have been and may be amended or supplemented through the Closing Date;

                  (iii) "HAZARDOUS MATERIAL" means any substance, material or waste which is regulated, classified or otherwise characterized as hazardous, toxic, pollutant, contaminant or words of similar meaning or regulatory effect by any Governmental Entity or the United States, and includes, without limitation, petroleum, petroleum by-products and wastes, asbestos and polychlorinated biphenyls;

                  (iv) "RELEASE" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any property currently or formerly owned, operated or leased by the applicable party or its subsidiaries; and

                  (v) "REMEDIAL ACTION" means all actions, including, without limitation, any capital expenditures, required by a Governmental Entity or required under or taken pursuant to any Environmental Law, or voluntarily undertaken to (A) clean up, remove, treat, or in any other way, ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment; (B) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the indoor or outdoor environment; (C) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (D) bring the applicable party into compliance with any Environmental Law.

         (b) Except as set forth on Section 3.14 of the Company Disclosure Schedule or as would not reasonably be expected to have, in the aggregate, a Material Adverse Effect,

                  (i) The operations of the Company and its subsidiaries have been and are in compliance with all Environmental Laws, and the Company is not aware of any facts, circumstances or conditions, which would prevent compliance in the future;

                  (ii) The Company and its subsidiaries have obtained and are in compliance with all permits, authorizations, licenses or similar approvals required under applicable Environmental Laws for the operations of their respective businesses;

                  (iii) The Company and its subsidiaries are not subject to any outstanding written orders or contracts with any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material;

                  (iv) Neither the Company nor any of its subsidiaries has any actual or contingent liability, and to the Company's knowledge there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability in connection with the Release of any Hazardous Material (whether on-site or off-site) nor have such entities incurred or do such entities reasonably expect to incur any Environmental Costs and Liabilities;

                  (v) The operations of the Company or its subsidiaries do not involve the generation, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent;

                  (vi) No judicial or administrative proceedings are pending or, to the Company's knowledge, threatened against the Company or its subsidiaries alleging the violation of or seeking to impose liability pursuant to any Environmental Law and no claim, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigations, actions, suits or proceedings are pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries under Environmental Laws; and

                  (vii) The Company has made available to Parent copies of any and all environmentally related assessments, audits, investigations, sampling or similar reports of which the Company has knowledge relating to the Company or its subsidiaries or any real property currently or formerly owned, operated or leased by or for the Company or its subsidiaries.

         Section 3.15 Taxes. Except as disclosed on Section 3.15 of the Company Disclosure Schedule:

         (a) Each of the Company and each subsidiary has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all material Tax Returns required to be filed by it, and all such filed Tax Returns are true, complete and accurate in all material respects. All Taxes shown to be due on such Tax Returns, or otherwise required to be paid by the Company or a subsidiary, have been timely paid.

         (b) The most recent financial statements contained in the Company SEC Reports reflect an adequate reserve for all Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any subsidiary.

         (c) None of the United States income Tax Returns of the Company or any subsidiary of the Company have been examined by or settled with the United States Internal Revenue Service ("IRS")(or the applicable statute of limitations has expired) for all years through and including taxable year ended December 31, 2000. The IRS has made no assessments for Taxes due with respect to such Tax Returns.

         (d) Neither the Company nor any subsidiary has any obligation under any agreement (either with any person or any taxing authority) with respect to Taxes.

         (e) Neither the Company nor any subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code since the later of the effective date of Section 355(e) of the Code or the inception of the Company.

         (f) Neither the Company nor any subsidiary has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, other than the affiliated group of which the Company is the common parent.

         (g) No audit or other administrative or court proceedings are pending with respect to United States income or state income or franchise Taxes of the Company or any subsidiary and no notice thereof has been received. No issue has been raised by any taxing authority in any presently pending United States income or state income or franchise Tax audit that could be material and adverse to the Company or any subsidiary for any period after the Effective Time. Neither the Company nor any of its subsidiaries has any outstanding agreements, waivers, or arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of Taxes.

         (h) To the Company's knowledge, no claim has been made by a taxing authority in a jurisdiction where neither the Company nor any subsidiary files state income or franchise Tax Returns that the Company or any subsidiary is or may be subject to income or franchise taxation in that jurisdiction.

         (i) Neither the Company nor any subsidiary is a party to any contract, agreement or other arrangement which provides for the payment of any amount which would not be deductible by reason of Section 162(m) or Section 280G of the Code or which would result in the imposition of excise taxes under Section 4999 or Section 5881 of the Code.

         (j) The Company has made available to Parent true and complete copies of (i) all United States income Tax Returns of the Company and its subsidiaries for the preceding three taxable years and (ii) any audit report issued within the last three years (or otherwise with respect to any audit or proceeding in progress) relating to United States income Taxes of the Company or any subsidiary.

         (k) No Liens for Taxes exist with respect to any assets or properties of the Company or any of its subsidiaries except for Liens for Taxes not yet due.

         (l) The Company and its Subsidiaries have withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

         (m) For purposes of this Agreement:

         "TAXES" means any United States or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, whenever created or imposed, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Entity, or in connection with any agreement with respect to Taxes.

         "TAX RETURNS" means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

         Section 3.16 Material Contracts. Neither the Company nor any subsidiary of the Company is a party to or bound by, and neither they nor their properties are subject to, any contract or other agreement required to be disclosed in a Form 10-K or Form 10-Q of the SEC which is not disclosed in the Company's 10-K or the Company's 10-Qs. All of such contracts and other agreements are valid, legally enforceable, subsisting, in full force and effect and, following the execution of this Agreement and the Effective Time, will remain in full force and effect, binding upon the Company, and to the knowledge of the Company, binding upon the other parties thereto in accordance with their terms, and the Company and the subsidiaries of the Company have paid in full or accrued all amounts now due from them thereunder and have satisfied in full or provided for all of their liabilities and obligations thereunder which are presently required to be satisfied or provided for and are not in default under any of them, except where failure to take such action or such a default could not reasonably be expected to have a Material Adverse Effect on the Company, nor, to the knowledge of the Company, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder, except where such a default could not reasonably be expected to have a Material Adverse Effect on the Company.

         The Company Disclosure Schedule sets forth a list of the following contracts and other material agreements to which the Company or any subsidiary of the Company is a party or by or to which they or their assets or properties are bound or subject:

         (a) any agreement (i) involving research, development or licenses or
(ii) that individually requires aggregate expenditures by the Company and/or any subsidiary of the Company, both in any one year of more than $100,000;

         (b) any indenture, trust agreement, loan agreement or note that involves or evidences outstanding indebtedness, obligations or liabilities for borrowed money in excess of $100,000;

         (c) any lease, sublease, installment purchase or similar arrangement for the purchase, use or occupancy of real or personal property (i) that individually requires aggregate expenditures by the Company and/or any subsidiary of the Company in any one year of more than $100,000 or (ii) pursuant to which the Company or any subsidiary of the Company is the lessor of any real property which has rentals over $100,000 per year, together with the date of termination of such leases, the name of the other party and the annual rental payments required to be made under such leases;

         (d) any agreement of surety, guarantee or indemnification, other than
(i) an agreement in the ordinary course of business with respect to obligations in an amount not in excess of $100,000 or (ii) indemnification provisions contained in leases not otherwise required to be disclosed;

         (e) (i) any agreement, including without limitation employment agreements (other than the Company's standard employment agreement containing non-solicitation and non-disclosure covenants and any employment agreement that is terminable "at will") and bonus plans, relating to the compensation of (A) officers, (B) employees earning more than

$100,000, or (C) consultants and (ii) any agreements, contracts or commitments with any such individuals which contain change of control, severance or other obligations;

         (f) any agreement containing covenants of the Company or a subsidiary of the Company not to compete in any line of business, in any geographic area or with any person or covenants of any other person not to compete with the Company or a subsidiary of the Company or in any line of business of the Company or a subsidiary of the Company;

         (g) any agreement granting or restricting the right of the Company or any subsidiary of the Company to use a trade name, trade mark, logo or proprietary rights;

         (h) any agreement with any customer or supplier that cannot be terminated without penalty in excess of $100,000 by the Company or any subsidiary of the Company within a six-month period; and

         (i) any material agreement with a change of control provision or with restrictions or limitations on, or consent requirements with respect to, assignments.

         True and complete copies of all of the contracts and other agreements set forth on the Company Disclosure Schedule have been made available to Parent.

         Section 3.17 Insurance. The insurance policies maintained by the Company or any of its subsidiaries have been issued by insurers, which, to the Company's knowledge, are reputable and financially sound, and provide coverage for the operations conducted by the Company and its subsidiaries of a reasonably prudent scope and coverage. No notice of any termination or threatened termination of any such policies has been received and such policies are in full force and effect. No material insurance claim filed by the Company within the past twelve months has been denied or rejected by the insurer, except as disclosed on Section 3.17 of the Company Disclosure Schedule.

         Section 3.18      Real Property.

         (a) Section 3.18 of the Company Disclosure Schedule sets forth all of the real property owned in fee by the Company and its subsidiaries. Each of the Company and its subsidiaries has good and marketable title to each parcel of real property owned by it free and clear of all Liens, except (i) taxes and general and special assessments not in default and payable without penalty and interest, and (ii) other liens, mortgages, pledges, encumbrances and security interests which do not materially interfere with the Company's or any of its subsidiaries' use and enjoyment of such real property or materially detract from or diminish the value thereof.

         (b) Section 3.18 of the Company Disclosure Schedule sets forth all material leases, subleases and other agreements (the "COMPANY REAL PROPERTY LEASES") under which the Company or any of its subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property. Each Company Real Property Lease constitutes the valid and legally binding obligation of the Company or its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. The consummation of the transactions contemplated by this Agreement will not result in any termination event or condition or default of a material nature on the part of the Company or any such subsidiary under any Company Real Property Lease.

         Section 3.19 Intellectual Property.(a) For purposes of this Agreement, "INTELLECTUAL PROPERTY RIGHTS" shall mean rights arising from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction:

                  (i) patents and patent applications, including continuation, divisional, continuation-in-part, or reissue patent applications and patents issuing thereon (collectively "PATENTS");

                  (ii) copyrights and registrations and mask work rights and registrations and applications therefore (collectively "COPYRIGHTS");

                  (iii) fictional business names, trade names, corporate names, trademarks and service marks, logos, Internet domain names (whether registered or unregistered, including any applications for registration of any of the foregoing), trade dress rights and general intangibles of a like nature, industrial or product designs together with the goodwill associated with any of the foregoing (collectively "MARKS"); and

                  (iv) trade secrets, know-how, manufacturing and production processes and techniques, inventions, discoveries, concepts, ideas, methods, processes, designs, plans, proposals, copyrightable works, formulae, technical data, drawings, specifications, data bases and other proprietary and confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice)), research and development information, customer and supplier lists and information, financial data and financial and marketing plans (collectively "TRADE SECRETS").

         (b) For purposes of the following, "COMPANY INTELLECTUAL PROPERTY RIGHTS" shall mean all Intellectual Property Rights owned by the Company or any of its subsidiaries or material to the operation of the business of the Company or any of its subsidiaries.

         (c) Section 3.19 of the Company Disclosure Schedule contains a complete and accurate list of all Patents and Marks owned by the Company or any of its subsidiaries or material to the operation of the business of the Company or any of its subsidiaries, for each indicating status (e.g., issued, pending application, registered, unregistered, registration pending, draft), issue or registration date, filing date, jurisdiction, and, in the case of Marks, the applicable class of goods or services.

         (d) Except as indicated in Section 3.19 of the Company Disclosure
Schedule:

                  (i) the Company or its subsidiaries own all right, title and interest in and to all of the Company Intellectual Property Rights, in each case free and clear of any and all liens and free from any requirement of any past, present or future payments (other than maintenance and similar payments), and neither the Company nor any of its subsidiaries has not received any written notice or claim challenging the Company's complete and exclusive ownership of the Company Intellectual Property Rights or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto;

                  (ii) there have been no claims made against the Company or any of its subsidiaries and neither the Company nor any of its subsidiaries has received written notice or claim, or, to the knowledge of the Company, the licensors of any such rights have received no written notice asserting the invalidity, misuse or unenforceability of any of the Company Intellectual Property Rights, and, to the knowledge of the Company, there are no grounds for the same;

                  (iii) to the Company's knowledge, the conduct of the business of the Company or any of its subsidiaries has not infringed upon or misappropriated and does not infringe upon or misappropriate any Intellectual Property Rights of other Persons, nor, to the knowledge of the Company, would any future conduct of the Company or any of its subsidiaries as presently contemplated infringe upon any Intellectual Property Rights of other Persons and neither the Company nor any of its subsidiaries has received notice from any Person concerning the foregoing;

                  (iv) to the knowledge of the Company, the Patents of the Company and its subsidiaries are not presently and have not been infringed upon or misappropriated by any other Person;

                  (v) the Company and its subsidiaries have taken reasonable steps to maintain and protect Company Intellectual Property Rights and Company Intellectual Property Rights are currently in compliance in all material respects with legal requirements (including timely payment of filing, examination and maintenance fees, as well as timely post-registration filing of affidavits of use, incontestability and renewal applications);

                  (vi) neither the Company nor any of its subsidiaries has granted to any Person any right, license or permission to practice any Company Intellectual Property Rights;

                  (vii) no Patents or Marks of the Company or any of its subsidiaries are involved in any interference, reissue, reexamination, opposition or cancellation proceeding or any other material litigation or proceeding of any kind in the United States or in any other jurisdiction;

                  (viii) Company Intellectual Property Rights, the value of which is contingent upon maintenance of confidentiality thereof, have not been disclosed to any Person other than employees, independent contractors, consultants, representatives and agents of the Company and its subsidiaries, all of whom are bound by confidentiality agreements and the Company and its subsidiaries have taken reasonable precautions in accordance with standard industry practice to protect the secrecy, confidentiality and value of all Trade Secrets owned by the Company and its subsidiaries and, to the Company's knowledge, there has been no disclosure by the Company or any of its subsidiaries of Trade Secrets to any other Person;

                  (ix) for Marks, to the knowledge of the Company, neither the Company nor any of its subsidiaries has taken any action (or failed to take any action), conducted its business, or used or enforced any of the Marks, in each case in a manner that would result in the abandonment, cancellation, forfeiture, relinquishment, or unenforceability of any of the Marks and the Company and its subsidiaries have taken all reasonable steps to protect the Company's and its subsidiaries' rights in and to each of the Marks and to prevent the unauthorized use thereof by any other Person; and

                  (x) The Company and its subsidiaries have secured valid written assignments from all consultants and employees who contributed to the creation or development of Company Intellectual Property Rights or the rights to such contributions that the Company or any of its subsidiaries does not already own by operation of law.

         (e) Section 3.19 of the Company Disclosure Schedule contains a complete and accurate list of all licenses, sublicenses, agreements and other rights granted by the Company or any of its subsidiaries to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party (or assigned) to the Company or any of its subsidiaries with respect to any Intellectual Property Rights (other than separate licenses for off-the-shelf software with a retail value less than $1,000) (collectively defined as "INTELLECTUAL PROPERTY RIGHTS AGREEMENTS"), as well as a complete and accurate list of all royalty obligations of the Company or any of its subsidiaries under any of the Intellectual Property Rights Agreements. Except as may be set forth in Section 3.19 of the Company Disclosure Schedule, and to the Company's knowledge:

                  (i) all Intellectual Property Rights Agreements are, and until and following the Effective Time, are valid and enforceable and will remain, in full force and effect, and the Company and its subsidiaries have performed in all material respects all obligations imposed upon it under the Intellectual Property Rights Agreements, and neither the Company nor, to the knowledge of the Company, any other party thereto, is in breach of or default of any Intellectual Property Rights Agreement in any respect nor, to the knowledge of the Company, is there any event which with notice or lapse of time or both would constitute a default thereunder and there are no written notices of any disputes or disagreements with respect to any Intellectual Property Rights Agreements except where such a default, dispute or disagreement would not reasonably be expected to have a Material Adverse Effect on the Company;

                  (ii) the rights licensed under each Intellectual Property Rights Agreement shall be exercisable by the Surviving Corporation or any of its subsidiaries after the Effective Time to the same extent as exercisable by the Company or any of its subsidiaries prior to the Effective Time (subject to any applicable consent requirement listed in Section 3.19 of the Company Disclosure Schedule); and

                  (iii) to the knowledge of the Company, the Intellectual Property Rights Agreements together expressly confer on the Company or its subsidiaries valid and enforceable rights under or in respect of all of the Intellectual Property Rights that are not owned exclusively by the Company or any of its subsidiaries and that are used by the Company or its subsidiaries for the operation of its business as presently conducted and as presently proposed to be conducted.

         (f) Neither the Company nor any of its subsidiaries is a party to any action or proceeding that involves a claim of infringement, misappropriation or other wrongful use or exploitation, by any Person against the Company or any of its subsidiaries, of any Intellectual Property Rights used or exploited by the Company or any of its subsidiaries in the conduct of its business. To the knowledge of the Company, the Company and each its subsidiaries has the right to bring actions against any Person that is infringing any Company Intellectual Property Rights and to retain for itself any damages recovered in any such action.

         (g) Neither the Company nor any of its subsidiaries uses in its business any software (i) exclusively owned by the Company or any of its subsidiaries or (ii) developed by the Company or any of its subsidiaries at a cost exceeding $100,000.

         Section 3.20 Books and Records. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Parent, are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) the Exchange Act, including the maintenance of an adequate system of internal controls. The Company's minute books contain in all material respects accurate and complete records of all meetings held of, and corporate action taken by, the stockholders or the Company Board, and no meeting of any such stockholders or the Company Board has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Surviving Corporation.

         Section 3.21 Opinion of Financial Advisor. Houlihan, Lokey, Howard & Zukin, Inc. ("HL") has delivered to the Company Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to the holders of Shares, from a financial point of view, and such opinion has not been withdrawn or modified as of the date hereof.

         Section 3.22 Fees. Neither the Company nor any subsidiary or affiliate of the Company has paid or become obligated to pay any fee or commission to any broker, finder, intermediary or financial adviser in connection with the transactions contemplated by this Agreement, except for fees paid or payable by the Company to HL pursuant to the engagement letter between them dated February 14, 2002, a copy of which letter has been provided by the Company to Parent.

         Section 3.23 Tax Treatment. Neither the Company nor, to the Company's knowledge, any of its affiliates or stockholders, has taken or agreed to take (or failed to so take or agree to take) any action or is aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368 of the Code.

         Section 3.24 Takeover Statute. The Company has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby (the "COVERED TRANSACTIONS") are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover Laws and regulations of any state (collectively, "TAKEOVER STATUTES"), including, without limitation, Section 14-2-1132 of the GBCC, or any antitakeover provision in the Company's articles of incorporation or bylaws. The provisions of Section 14-2-1132 of GBCC do not apply to the Covered Transactions as they have not been adopted by the Company and the transaction has been approved by the Company Board.

         Section 3.25 Bank Accounts, Brokerage Accounts and Powers of Attorney. Section 3.25 of the Company Disclosure Schedule identifies all bank accounts or brokerage accounts used in connection with the operations of the Company and the subsidiaries of the Company, whether or not such accounts are held in the name of the Company, lists the respective signatories therefor and lists the names of all persons holding a power of attorney from the Company or a subsidiary of the Company and a summary of the terms thereof.

         Section 3.26      Title to Properties. Except as set forth in Section
3.26 of the Company Disclosure Schedule, and except for merchandise and other property sold, used or otherwise disposed of in the ordinary course of business, the Company and each of its subsidiaries has good and marketable title to, or, in the case of leased properties and assets a valid leasehold interest in, the personal property reflected in the Company's most recent balance sheet included in the Company SEC Reports, in each case, subject to no Liens, except for those set forth in Section 3.26 of the Company Disclosure Schedule. Except as set forth in Section 3.26 of the Company Disclosure Schedule, each of the Company and its subsidiaries is in compliance with the terms of all leases of personal property to which it is a party or under which it is in occupancy, and all such leases are in full force and effect. All facilities, machinery, computers, hardware, equipment, fixtures, vehicles and other tangible properties material to the business of the Company and each of its subsidiaries are in good operating condition suitable for their intended use, except for (i) maintenance in the ordinary course and (ii) normal wear and tear.

         Section 3.27      Significant Customers and Suppliers. Set forth on
Section 3.27 of the Company Disclosure Schedule is a list of the ten largest customers and ten largest suppliers of the Company and its subsidiaries for the most recently completed fiscal year (each a "SIGNIFICANT CUSTOMER" or "SIGNIFICANT SUPPLIER"), together with the amount of sales or purchases attributable to such customers or suppliers in the most recently completed fiscal year expressed in United States dollars and as a percentage of total sales or purchases, as the case may be. Except as set forth on the Company Disclosure Schedule, no Significant Customer or Significant Supplier during fiscal 2001, when compared to fiscal 2000, has terminated or materially reduced its purchases from or provision of products or services to the Company and its subsidiaries, as the case may be. Copies of the standard forms of purchase or supply contracts of the Company and its subsidiaries and sales contracts have been made available to the Parent or its representatives.

         Section 3.28 Related-Party Transactions. To the Company's knowledge, since the Company's proxy statement dated April 24, 2002, no event has occurred that would be required to be reported pursuant to Item 404 of Regulation S-K promulgated by the SEC. To the Company's knowledge, no employee, officer, 5% stockholder or director of the Company or any of its subsidiaries or member of his or her immediate family (each, a "RELATED PARTY") has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or that is a Significant Customer or Significant Supplier of the Company or any of its subsidiaries, or any firm or corporation that competes directly with the Company. Except as set forth in Section 3.28 of the Company Disclosure Schedule and to the best of the Company's knowledge, no officer, director, or 5% stockholder or any member of their immediate families is interested in, directly or indirectly, any contract with the Company or its subsidiaries (other than such contracts as relate to any such person's ownership of capital stock) or any property or assets of the Company or its subsidiaries (other than such person's ownership of capital stock of the Company or any property or assets held indirectly as a result of such ownership), or any person which is currently a party to any material contract or agreement with the Company or its subsidiaries.

         Section 3.29 Warranties. Except as set forth in Section 3.29 of the Company Disclosure Schedule, there have not been any deviations from any warranties and guaranties of the Company or any of its subsidiaries currently in effect with respect to its products and services, and neither the Company, any of its subsidiaries nor any of their respective salesmen, employees, distributors and agents is authorized to undertake obligations to any customer or to other third parties in excess of such warranties or guaranties. Neither the Company nor any of its subsidiaries has made any material oral warranty or guaranty with respect to its products or services.

         Section 3.30 Disclosure. All documents and schedules delivered or to be delivered by or on behalf of the Company or its subsidiaries to Parent or its representatives in connection with this Agreement and the transactions contemplated hereby are true, correct and complete. Neither this Agreement, nor any portion of the Company Disclosure Schedule or Exhibit to this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

         Except as set forth in the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly-numbered representation and warranty or covenant to the extent specified therein), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

         Section 4.1       Organization and Qualification; Subsidiaries.
(a) Parent is a company limited by shares duly incorporated in and validly existing under the Laws of Israel. Each of Parent's subsidiaries is a corporation or legal entity duly organized, validly existing and in good standing (where such concept is recognized) under the Laws of the jurisdiction of its incorporation or formation. Each of Parent and its subsidiaries has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by Parent to be conducted.

         (b) Section 4.1 of the Parent Disclosure Schedule identifies all subsidiaries of Parent and the state or jurisdiction of incorporation or formation for each subsidiary.

         (c) Each of Parent and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         (d) Parent has heretofore made available to Company accurate and complete copies of its articles of association, certificate of registration or equivalent constituent or organizational documents, as currently in effect, of each of Parent and its subsidiaries, including Merger Sub.

         Section 4.2       Capitalization of Parent and Its Subsidiaries.
(a) The authorized capital stock of Parent consists of: 20,000,000 shares of Parent Stock, of which 7,921,718 shares were issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Parent Stock are, and all of the shares of Parent Stock to be issued in exchange for Company Common Stock (including any shares issued upon exercise of stock options) upon consummation of the Merger will be authorized and reserved for issuance prior to the Effective Time and, when issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and free of preemptive rights. Except as set forth above or in
Section 4.2(a) to the Parent Disclosure Schedule, as of the date hereof, there are outstanding (i) no other shares of capital stock or other voting securities of Parent, (ii) no securities of Parent or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Parent, (iii) no options or other rights to acquire from Parent or its subsidiaries, and no obligations of Parent or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent, and (iv) no equity equivalents, interests in the ownership or earnings of Parent or other similar rights (including stock appreciation rights) (collectively, "PARENT SECURITIES"). There are no outstanding obligations of Parent or its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. Except as provided in Section 4.2(a) of the Parent Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or to which it is bound relating to the voting of any shares of capital stock of Parent.

         (b) The percentage of the outstanding capital stock of Parent's subsidiaries, including Merger Sub, owned by Parent, directly or indirectly, is listed in Section 4.2(b) of the Parent Disclosure Schedule, and, except as described in such section of the Parent Disclosure Schedule, is free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). There are no securities of Parent or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from Parent or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) or granting a right of first refusal first negotiation, last look or similar right with respect to, providing for the issuance or sale, directly or indirectly, of, any capital stock or other ownership interests in, or any other securities of, any subsidiary of Parent, except as described in Section 4.2(b) to the Parent Disclosure Schedule. There are no outstanding contractual obligations of Parent or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of Parent.

         Section 4.3 Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and, in the case of Merger Sub, subject to obtaining necessary approval of its sole shareholder, and, in case of Parent, to obtaining its board approval for the issuance of the Merger Consideration, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby other than the issue of a sufficient amount of authorized ordinary share capital of Parent (the "SHARE ISSUANCE"). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a valid, legal and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         Section 4.4 ISA and TASE Reports. Since December 31, 1999, Parent has filed, in a timely manner, all forms, reports, documents and announcements with the TASE and the ISA required to be filed by it pursuant to Israeli Law and the rules of the TASE each of which complied in all material respects with applicable requirements of Israeli Law and the rules of the TASE, each as in effect on the dates such forms, reports, documents and announcements were filed. None of such forms, reports, documents or announcements, including without limitation any financial statements or accounts included therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Between the date of this Agreement and the Closing Date, Parent will file in a timely manner all reports, documents and announcements required to be filed by it pursuant to Israeli and United States Laws in relation to the Merger.

         Section 4.5 Financial Statements. The consolidated audited accounts of Parent for the financial years of Parent ended December 31, 1999, 2000 and 2001, respectively, (a) have been prepared from, and are in all material respects in accordance with, the books and records of Parent and its consolidated subsidiaries and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of Parent and its consolidated subsidiaries as of those dates and for the financial years covered by those accounts; and (b) were prepared in accordance with the Laws of Israel and, in all material respects and save as otherwise noted or disclosed therein, all applicable Israeli generally accepted accounting principles applied on a consistent basis. All registers required to be kept by Parent or any of Parent's subsidiaries under the provisions of any applicable law are true, complete and accurate in all material respects. All returns, particulars, resolutions, reports and other documents required to be filed with or delivered to any Governmental Entity (as hereinafter defined) in respect of Parent or its subsidiaries are true, complete and accurate in all material respects and have been properly filed or delivered in a timely manner or a proper exemption from such filing was obtained, except where the failure to file such true, complete and accurate returns, particulars, resolutions, reports and other documents does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         Section 4.6 No Undisclosed Liabilities. Except as and to the extent publicly disclosed by Parent in Parent's TASE or ISA documents or Parent's financial statements, none of Parent or its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability or obligation, other than liabilities or obligations provided for in the consolidated balance sheet of Parent (including the notes thereto) as of March 31, 2002, liabilities or obligations under this Agreement and liabilities or obligations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         Section 4.7 Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the F-4 will, at the time the F-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Report, will, at the time the Report is filed with the ISA, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to holders of Company Common Stock or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the F-4 or the Proxy Statement, Parent shall promptly so advise the Company and such event shall be so described, and such amendment or supplement (which the Company shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of the Company. The F-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

         Section 4.8 Absence of Changes. Except as and to the extent disclosed in Parent's public reports and Section 4.8 of the Parent Disclosure Schedule, since March 31, 2002, the Parent and its subsidiaries have conducted their business in the ordinary and usual course consistent with past practice and there has not been any event, occurrence or development relating to the Parent or any of its subsidiaries which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent or its subsidiaries.

         Section 4.9 Consents and Approvals; No Violations. Except for the Share Issuance and filings, permits, authorizations, consents and approvals as may be required under or by, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act, the Nasdaq Stock Market, state securities or blue sky laws, Israeli securities and Companies Law, the TASE, the ISA, and the filing and recordation of the Certificate of Merger as required by the GBCC, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity or other third party is necessary for the execution and delivery by Parent or Merger Sub of this Agreement or the consummation by Parent or Merger Sub of the transactions contemplated hereby, including the issuance of the shares of Parent Stock to the stockholders of the Company, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         Section 4.10 No Default. Neither Parent nor any of its subsidiaries are in violation of any term of (i) its articles of association or other organizational documents, (ii) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, or (iii) any Law applicable to Parent, its subsidiaries or any of their respective properties or assets, the consequence of which violation does or would reasonably be expected to (A) have, in the case of (ii) or (iii) individually or in the aggregate, a Material Adverse Effect on Parent or (B) prevent or materially delay the performance of this Agreement by Parent or Merger Sub. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate the articles of association or other organizational documents of Parent or any of its subsidiaries, (ii) violate or conflict with, constitute a default under, require any consent, waiver or notice under any term of, or result in the reduction or loss of any benefit or the creation or acceleration of any right or obligation under, any agreement, note, bond, mortgage, indenture, contract, lease, Parent Permit (as hereinafter defined) or other obligation or right to which Parent or any of its subsidiaries is a party or by which any of the assets or properties of Parent or any of its subsidiaries is bound, (iii) violate any applicable Law, or (iv) result in the creation or imposition of any Lien upon any of the properties or assets of Parent or any of its subsidiaries, except, in the case of clauses (ii) through (iv) only, where any of the foregoing do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         Section 4.11 Litigation. Except as and to the extent publicly disclosed by Parent in Parent's TASE or ISA documents or Parent's financial statements, there is no suit, claim, action or proceeding pending or, to Parent's knowledge, threatened, nor to the knowledge of Parent, is there any investigation pending or threatened, against Parent or any of its subsidiaries or any of their respective properties or assets which (a) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or (b) as of the date hereof, questions the validity of this Agreement or any action to be taken by Parent in connection with the consummation of the transactions contemplated hereby or is reasonably likely to otherwise prevent or delay the consummation of the transactions contemplated by this Agreement. Except as and to the extent publicly disclosed by Parent in Parent's TASE or ISA documents or Parent's financial statements, none of Parent or its subsidiaries is subject to any outstanding order, writ, injunction or decree which does or would reasonably be expected to have a Material Adverse Effect on Parent.

         Section 4.12 Compliance with Applicable Law. Except as disclosed by Parent in Parent's TASE or ISA documents or Parent's financial statements, Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "PARENT PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as set forth in Section 4.12 of the Parent Disclosure Schedule, Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to so comply does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as set forth in Section 4.12 of the Parent Disclosure Schedule, the businesses of the Parent and its subsidiaries are not being conducted in violation of any Law applicable to Parent or its subsidiaries, except for violations or possible violations which do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. To Parent's knowledge, no investigation or review by any Governmental Entity with respect to Parent or its subsidiaries is pending or threatened, nor, to Parent's knowledge, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         Section 4.13 Tax Treatment. Neither Parent nor, to Parent's knowledge, any of its affiliates, has taken or agreed to take (or failed to so take or agree to take) any action or is aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368 of the Code.

         Section 4.14 Fees. Neither the Parent nor any subsidiary or affiliate of the Parent has paid or become obligated to pay any fee or commission to any broker, finder, intermediary or financial adviser in connection with the transactions contemplated by this Agreement, except for fees paid or payable by the Parent to Mercator Securities, LLC, which has served as financial advisor to Parent in connection with the transactions contemplated hereby.

         Section 4.15 No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement, the transactions contemplated hereby and under the Loan Agreement and documents executed in connection therewith, Merger Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

         Section 4.16 Disclosure. All documents and schedules delivered or to be delivered by or on behalf of Parent to the Company or its representatives in connection with this Agreement and the transactions contemplated hereby are true, correct and complete. Neither this Agreement, nor any portion of the Parent Disclosure Schedule or Exhibit to this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

                                   ARTICLE V

            COVENANTS RELATED TO CONDUCT OF BUSINESS AND OTHER PRE-
                               CLOSING COVENANTS

         Section 5.1 Conduct of Business of the Company. Except as contemplated by this Agreement or with the written consent of Parent (which consent shall not be unreasonably withheld or delayed) and except to the extent any conduct is inconsistent with the provisions of the Recovery Plan (as defined in Section 5.5 below), during the period from the date hereof to the Effective Time, the Company covenants and agrees that it will, and will cause each of its subsidiaries to, conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement prior to the Effective Time, the Company agrees that it will not, nor will any of its subsidiaries, without the prior written consent of Parent:

         (a) amend its articles of incorporation or bylaws (or other similar governing instrument);

         (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, without limitation, any stock options or stock appreciation rights), except (i) for the issuance or sale of shares pursuant to currently outstanding stock options that are exercised prior to Closing as set forth in Section 2.1(d) of this Agreement or (ii) the issuance of other shares of Company Common Stock upon the exercise prior to Closing of outstanding securities convertible into or exchangeable for such shares;

         (c) (i) split, combine or reclassify any shares of its capital stock,
(ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock except for the payment of regular quarterly cash dividends with usual record and payment dates in accordance with past dividend practice, (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such, (iv) redeem, repurchase or otherwise acquire any of its securities or any securities of any of its subsidiaries, or (v) increase the number of shares reserved under the Company Option Plan, exchange or cancel any options granted under the Company Option Plan, engage in any transaction that constitutes a repricing of such options, or amend, modify, alter or change any terms or conditions of the Company Option Plan or any agreements entered into with respect to options granted thereunder;

         (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

         (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary;

         (f) (i) incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings under the Loan Agreement; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except for obligations of the Company's wholly owned subsidiaries; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to its wholly owned subsidiaries or customary advances to employees in the ordinary and usual course of business consistent with past practice and in amounts not material to the maker of such advance); (iv) make, or commit to make, any capital expenditure; (v) pledge or otherwise encumber shares of its capital stock or its subsidiaries; or (vi) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

         (g) except as may be required by Law or as contemplated by this Agreement, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, appreciation right, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer, employee or individual providing services to the Company or any of its subsidiaries in any manner (except for normal increases solely with respect to non-executive employees in the ordinary and usual course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, and as required under existing agreements and in accordance with the Recovery Plan), or increase in any manner the compensation or fringe benefits of any director, officer, employee or individual providing services to the Company or any of its subsidiaries or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

         (h) acquire, sell, lease or dispose of any assets which in the aggregate are material to the Company and its subsidiaries taken as a whole or have a net book value in excess of $50,000, enter into any commitment or transaction outside the ordinary and usual course of business and with an aggregate value of more than $25,000 or grant any exclusive distribution rights;

         (i) except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles, methods or practices used by the Company or any of its subsidiaries;

         (j) revalue any of its assets, other than in the ordinary and usual course of business consistent with past practice and as required by GAAP;

         (k) make or revoke any Tax election or settle or compromise any Tax liability or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for Tax purposes or permit any insurance policy naming it as a beneficiary or loss-payee to expire, or to be cancelled or terminated, unless a comparable insurance policy reasonably acceptable to Parent is obtained and in effect;

         (l) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, or satisfaction in the ordinary and usual course of business consistent with past practice of liabilities incurred in the ordinary and usual course of business consistent with past practice, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which it or any of its subsidiaries is a party;

         (m) settle or compromise any pending or threatened suit, action or claim other than a suit, action or claim in which the amount of the controversy does not exceed $50,000;

         (n) take any action (including any action otherwise permitted by this Section 5.1) that could reasonably be expected to prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code;

         (o) enter into any agreement or arrangement that (i) provides for acquisition (by merger, consolidation or acquisition of stock or assets) of any corporation, partnership or other entity or division thereof or any equity interest therein; (ii) amends, modifies or waives any right under any material contract of the Company or any of its subsidiaries; (iv) modifies its standard warranty terms for its products or services or amends or modifies any product or service warranties in effect as of the date hereof in any material manner that is adverse to the Company or any of its subsidiaries; (v) limits or otherwise restricts it or any of its subsidiaries or any successor thereto or that is reasonably likely to, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area; or (vi) commits the Company to pay any amount in excess of $2,500 or requires the Company to perform any service more than one month following the date of such agreement;

         (p) conduct the business of the Company and its subsidiaries other than in strict compliance with the revised business plan and budget presented by the Company to Parent on or about April 17, 2002, except as such plan and budget may be modified by the Recovery Plan or the Recovery Plan Committee; or

         (q) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(p) or any action which would make any of its representations or warranties contained in this Agreement (i) which are qualified as to materiality untrue or incorrect or (ii) which are not so qualified untrue or incorrect in any material respect.

         Section 5.2 Access to Information. (a) Between the date hereof and the Effective Time, the Company shall give Parent and its authorized representatives (including counsel, financial advisors and auditors) reasonable access during normal business hours to all the Company's and its subsidiaries employees, offices, and other facilities and to all its and its subsidiaries books and records (except as otherwise prohibited by law) and will permit the other to make such inspections as the other may reasonably require and will cause its officers and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to its business, properties and personnel and its subsidiaries as Parent may from time to time reasonably request, provided that no investigation pursuant to this
Section 5.2(a) shall affect or be deemed to modify any of the representations or warranties contained herein. Between the date hereof and the Effective Time, the Company shall furnish to Parent at the earliest time they are available, such quarterly and annual financial statements as are prepared for its Company SEC Reports which shall be in accordance with such entity's books and records. Any investigation pursuant to this Section shall be conducted in a manner that will not interfere unreasonably with the conduct of the business of the other party.

         (b) Between the date hereof and the Effective Time, the Parent shall furnish to the Company at the earliest time they are available, such quarterly and annual financial statements as are prepared for its Parent public reports which shall be in accordance with such entity's books and records. Any investigation pursuant to this Section shall be conducted in a manner that will not interfere unreasonably with the conduct of the business of the other party.

         (c) Each of the Company and Parent will hold and will cause its authorized representatives to hold in confidence all documents and information concerning the other in connection with the transactions contemplated by this Agreement pursuant to the terms of Section 3 of that certain Letter of Intent entered into between the Company and Parent dated February 26, 2002 (the "LOI").

         Section 5.3 Notices and Consents. The Company will give (and will cause each of its subsidiaries to give) any notices to third parties, and the Company will use its commercial best efforts (and will cause each of its subsidiaries to use its commercial best efforts) to obtain any third party consents, that shall be required to consummate the Merger in connection with any notices required to be sent or consents required to be obtained under
Article III above.

         Section 5.4 Appointment of Directors. Immediately following the execution of this Agreement, the Company will increase the size of the Company Board to seven (7) members and will appoint Meir Dor and Aviel Raviv (the "PARENT DIRECTORS") as members in the third class of the Company's Board of Directors. The Parent Directors shall serve until the next annual meeting of stockholders of the Company at which the term of directors of the third class of directors expires, unless sooner removed, and until his respective successor shall be elected and qualify. In the event of the resignation, death, removal or disqualification of a Parent Director, Parent shall promptly nominate a new director and after written notice of the nomination has been delivered to the Company, the remaining directors then in office shall elect such nominee to the Company's Board of Directors. Upon execution of this Agreement, the Company and certain stockholders will execute an irrevocable proxy in the form attached hereto as Exhibit B, pursuant to Section 6.14 of this Agreement with respect to the election and removal of a Parent Director. The Company will provide directors and officers insurance for the Parent Directors hereunder on the same terms and conditions as those contained in the Company's existing policies.

         Section 5.5 Recovery Plan and Management Consulting Agreement. In addition to, and without any limitation of, any powers, rights and privileges given to Parent under Section 5.1 above and in consideration for Parent agreeing to enter into this Agreement, the Company Board shall have adopted a detailed business plan and budget acceptable to Parent, pursuant to which the Company shall reorganize its operations and strictly conduct its business (the "RECOVERY PLAN") in a manner so as to preserve cash flow for critical operations, as defined in the Recovery Plan. The Recovery Plan is attached hereto as Exhibit D. Further, the Company Board shall have appointed a committee (the "RECOVERY PLAN COMMITTEE") that will report to the Company Board and will be responsible for implementing the Recovery Plan. The Recovery Plan Committee shall consist of four members, two of whom shall be appointed by the Company and two of whom shall be appointed by Parent. Any Recovery Plan Committee members appointed by the Company may be removed or replaced, and any vacancy shall be filled, solely by the Company at any time and for any reason, and any Recovery Plan Committee members appointed by Parent may be removed or replaced, and any vacancy shall be filled, solely by Parent at any time and for any reason. The Company Board shall resolve any deadlock in voting arising out of decisions made by the Recovery Plan Committee and shall approve in advance of any material changes or modifications to the Recovery Plan. In addition, the Company will enter into a Management Consulting Agreement with Parent in the form attached hereto as Exhibit C, pursuant to which Parent will provide management consulting services to the Company.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

         Section 6.1 Preparation of Disclosure Documents. (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare the F-4, the Report and Proxy Statement. The Company shall, in cooperation with Parent, file the Proxy Statement with the SEC as its preliminary proxy statement and Parent shall, in cooperation with the Company, prepare and file with the SEC the F-4, in which the Proxy Statement will be included, and the Report with the ISA. Each of the Company and Parent shall use reasonable commercial efforts to have the F-4 filed no later than July 15, 2002 and declared effective under the Securities Act as promptly as practicable after such filing and to keep the F-4 effective as long as is necessary to consummate the Merger. Each of the Company and Parent shall use reasonable commercial efforts to respond to any clarification request issued by the ISA regarding the Report. The Company shall mail the Proxy Statement to its stockholders as promptly as practicable after the F-4 is declared effective under the Securities Act and, if required under applicable securities laws, after the Proxy Statement shall have been so mailed, promptly circulate supplemental or amended proxy material, and, if required in connection therewith, resolicit proxies. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which Parent is not now so qualified) required to be taken under any applicable United States and state securities laws in connection with the issuance of shares of Parent Stock in connection with the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action.

         (b) (i) The Company shall, as soon as practicable following the date of this Agreement and the effectiveness of the F-4, duly call, give notice of, convene and hold a meeting of its stockholders (the "COMPANY STOCKHOLDERS MEETING") for the purpose of obtaining the required stockholder votes with respect to this Agreement, (ii) the Company Board unless otherwise required pursuant to the applicable fiduciary duties of the Company Board to the stockholders of the Company (as determined in good faith by the Company Board based upon the advice of outside counsel), shall recommend adoption of this Agreement by its stockholders, and (iii) the Company shall take all lawful action to solicit such adoption.

         (c) (i) Parent shall, with the assistance of the Company as provided above and in accordance with the Securities Law, 1968, and the regulations issued thereunder (the "ISRAELI SECURITIES LAW"), prepare and submit to the ISA the Report, within seven (7) days following approval by the Parent's board of directors of the Share Issuance, and shall use reasonable commercial efforts to respond to any clarification requested by the ISA and shall comply with all applicable legal requirements and (ii) if necessary, after the Report has been so filed, promptly circulate amended, supplemental or supplemented materials.

         (d) Except as required by law, no amendment or supplement to the Proxy Statement or the F-4 or to the Report shall be made by Parent or the Company without the approval of the other party (which approval shall not be unreasonably withheld). Each party shall advise the other party, promptly after it receives notice thereof, of the time when the F-4 has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of shares of Parent Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the F-4 or comments thereon and responses thereto or requests by the SEC for additional information or any request by the ISA for amendment of the Report or comments thereon and responses thereto or requests by the ISA for additional information. Each party shall cooperate with the other party in responding to any request by the SEC or ISA for additional information, and shall promptly provide such information to the other party or to the SEC or ISA, as the situation may require.

         Section 6.2 Public Announcements and Confidentiality. Any press release or other information provided or to be provided to the press or any third party with respect to this Agreement or the transactions contemplated hereby, or relating to the Company and provided or to be provided by Parent (including officers of Parent or entities controlled by Parent), or relating to Parent and provided or to be provided by the Company (including officers of the Company or entities controlled by the Company), shall require the prior approval of Parent and the Company, as the case may be, which approval shall not be unreasonably withheld, provided that a party shall not be prevented from making such disclosure as it shall be advised by counsel is required by law or as required in any listing agreement relating to the Parent Stock to be listed on Nasdaq or the rules of any stock exchange on which shares of Parent Stock are listed or as required by any regulatory authority or court of competent jurisdiction. Each party shall keep confidential and shall not use in any manner any information or documents obtained from the other concerning its assets, properties, business and operations, unless readily ascertainable from public information, already known or subsequently developed by such party independently, received from a third party not under an obligation to keep such information confidential or otherwise required by law. If this Agreement terminates, all copies of any documents obtained from another party will be returned, except that one copy thereof may be retained by counsel to the party returning such documents in order to evidence compliance hereunder.

         Section 6.3 Affiliate Letters. Prior to the Closing Date, the Company shall identify to Parent all persons who, at the time of the Company Stockholders Meeting, the Company believes may be "AFFILIATES" of the Company within the meaning of Rule 145 under the Securities Act. The Company shall use its best efforts to provide Parent with such information as Parent shall reasonably request for purposes of making its own determination of persons who may be deemed to be affiliates of the Company. The Company shall use its best efforts to deliver to Parent prior to the Closing Date a letter from each of such affiliates identified by the Company and Parent in substantially the form attached hereto as Exhibit A (the "AFFILIATE LETTERS").

         Section 6.4 Stock Exchange and Nasdaq Listing; Registration under Exchange Act. Parent shall prepare and submit to the TASE a listing application covering the shares of Parent Stock to be issued in the Merger and shall use reasonable commercial efforts to obtain, prior to the Effective Time, agreement by the TASE for the admission of such shares of Parent Stock for listing on the TASE, and the Company shall cooperate with Parent with respect to such listing. In addition, as soon as practicable following the filing of the F-4, but in no event later than thirty (30) days following the filing of the F-4, Parent shall submit a listing application to Nasdaq to have (i) all of the outstanding shares of Parent Stock and (ii) all of the shares of Parent Stock to be issued in the Merger listed for trading and approved for quotation on Nasdaq and shall use reasonable commercial efforts to obtain, prior to the Effective Time, approval by Nasdaq for the admission of such shares of Parent Stock for listing on the Nasdaq, and the Company shall cooperate with Parent with respect to such filing. In connection with the listing of its shares on Nasdaq, Parent shall file a Form 8-A (or such other form as is acceptable to the SEC) as soon as practicable following the filing of the F-4, but in no event later than thirty
(30) days following the filing of the F-4, for the purpose of registering its shares under the Exchange Act, and shall use reasonable commercial efforts to obtain such registration prior to the Effective Time.

         Section 6.5 Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement.

         (b) Each of Parent and the Company shall, in connection with the efforts referenced in Section 6.5(a), use reasonable best efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

         (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 6.5(a) and (b), each of Parent and the Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under any Antitrust Law. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.5 shall (i) limit a party's right to terminate this Agreement pursuant to Section 8.2(i) so long as such party has up to then complied in all material respects with its obligations under this Section 6.5 or (ii) require Parent or the Company to dispose or hold separate any part of its business or operations or agree not to compete in any geographic area or line of business.

         (d) Notwithstanding any other provision in this Agreement, nothing in this Agreement shall be interpreted to prohibit or restrict the ability or right of Parent and its affiliates to engage in any transactions with third parties, and Parent and its affiliates are explicitly permitted to engage in any transaction which Parent determines is in the best interests of its then current shareholders; provided that nothing in this provision shall be interpreted to restrict the right of the Company to enforce its rights under this Agreement.

         Section 6.6 Acquisition Proposals. (a) From the date hereof until the earlier of the Effective Time or the termination of this Agreement, and except as expressly permitted by the following provisions of this Section 6.6, the Company will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any of its or its subsidiaries' respective officers, directors or employees of or any investment banker, attorneys, accountants or other advisors or representatives to, directly or indirectly, (i) solicit, initiate or knowingly encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that nothing contained in this Section 6.6(a) shall prohibit the Company Board from furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide written

Acquisition Proposal if, and only to the extent that (A) the Company Stockholders Meeting shall not have occurred, (B) the Company Board, after consultation with and based upon the advice of outside legal counsel, determines in good faith that such action is necessary for the Company Board to comply with its fiduciary duties to its stockholders under applicable Law, (C) the Company Board, after consultation with its financial advisor, determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, or could reasonably be expected to, result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger (any such more favorable Acquisition Proposal being referred to herein as a "SUPERIOR PROPOSAL") and (D) prior to taking such action, the Company (x) provides reasonable notice to Parent to the effect that the Company is taking such action and (y) receives from such person an executed confidentiality/standstill agreement in reasonably customary form. Prior to providing any information to or entering into discussions or negotiations with any person in connection with an Acquisition Proposal by such person, the Company shall notify Parent of any Acquisition Proposal (including, without limitation, the material terms and conditions thereof and the identity of the person making it) as promptly as practicable (but in no case later than the next business day) after its receipt thereof. Thereafter, the Company shall inform Parent on a prompt basis of the status of any discussions or negotiations with such a third party and any material changes to the terms and conditions of such Acquisition Proposal and shall promptly give Parent a copy of any information delivered to such person which has not previously been reviewed by Parent.

         (b) The Company Board will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, its approval or recommendation of this Agreement or the Merger unless the Company Board determines in good faith, taking into account all legal, financial and regulatory aspects, that the failure to do so would constitute a breach by the Company Board of its fiduciary duties under applicable Law, provided, however, the Company Board may not approve or recommend (and in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) an Acquisition Proposal unless (i) such an Acquisition Proposal is a Superior Proposal (and the Company first shall have complied with its obligations set forth in Section 8.3(a) and the time period referred to in the last sentence of Section 8.3(a) has expired), and (ii) Parent does not, within five (5) business days of Parent's receipt of the notice specified in Section 6.6(a), make an offer that is at least as favorable to the Company's stockholders as such Superior Proposal. Notwithstanding anything herein to the contrary, the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until it has paid Parent the Termination Fee (as defined in Section 8.5). The Company's provision of (or failure to provide) any notice to Parent of a Superior Proposal and Parent's making of any additional offer shall not be deemed to waive the Company's obligation to pay the Termination Fee to Parent.

         (c) Nothing contained in this Section 6.6 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its stockholders which, in the good faith reasonable judgment of the Company Board, based on the advice of outside legal counsel, is required under applicable Law; provided that, except as otherwise permitted in this Section 6.6, the board of directors of the Company may not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

Notwithstanding anything contained in this Agreement to the contrary, any action by the Company Board permitted by, and taken in accordance with, this
Section 6.6 shall not constitute a breach of this Agreement by the Company. Nothing in this Section 6.6 shall (i) permit the Company to terminate this Agreement (except as provided in Article VIII hereof) or (ii) affect any other obligations of the Company under this Agreement.

         (d) Immediately after the execution and delivery of this Agreement, the Company will, and will cause its subsidiaries, affiliates, officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any possible Acquisition Proposal and shall notify each third party that it, or any officer, director, investment advisor, financial advisor, attorney or other representative retained by it, has had discussions with during the 30 days prior to the date of this Agreement that the Company Board no longer seeks the making of any Acquisition Proposal and shall request the return all confidential information heretofore furnished to such person by or on behalf of the Company or any of its subsidiaries. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.6.

         (e) For purposes hereof, the term "ACQUISITION PROPOSAL" means any proposal or offer in writing from any Person (other than Parent, Merger Sub or any of their affiliates) relating to any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination or reorganization, involving the Company or the issuance or acquisition of shares of capital stock or other equity securities of the Company representing at least thirty percent (30%) of the outstanding capital stock or other securities of the Company or any tender or exchange offer that if consummated would result in any Person, together with all affiliates thereof, beneficially owning shares of capital stock or other equity securities of the Company representing at least thirty percent (30%) of the outstanding capital stock or other securities of the Company, or the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company.

         Section 6.7       Indemnification; Directors' and Officers' Insurance.
(a) From and after the Effective Time, to the fullest extent permitted by applicable Law, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer or employee of the Company or any subsidiary thereof (each an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time that are in whole or in part (i) based on or arising out of the fact and only to the extent that such person is or was a director, officer or employee of such party or a subsidiary of such party or (ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement, other than a claim of Parent with respect to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the GBCC and upon receipt of any affirmation and undertaking required by the GBCC, (ii) the Surviving Corporation will cooperate in the defense of any such matter and
(iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the GBCC and the Surviving Corporation's articles of incorporation or bylaws shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; provided, however, that Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). In the event that any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Surviving Corporation shall reimburse such Indemnified Party for all of its expenses in bringing and pursuing such action. The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

         (b) For four (4) years after the Effective Time, Parent shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by the Company for the benefit of those persons who are covered by such policies at the Effective Time (or Parent may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective Time), to the extent that such liability insurance can be maintained or obtained annually at a cost to Parent not greater than 120 percent of the premium for the current Company directors' and officers' liability insurance; provided that if such insurance cannot be so maintained or obtained at such cost, Parent shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 120 percent of the current annual premiums of the Company for such insurance.

         (c) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 6.7.

         (d) In addition to the indemnification provided pursuant to Section 6.7(a), to the fullest extent permitted by Law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of the Company and its subsidiaries with respect to their activities as such prior to the Effective Time (except with respect to any claims asserted by Parent hereunder), as provided in the Company's articles of incorporation or bylaws, in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than four (4) years from the Effective Time.

         Section 6.8 Notification of Certain Matters. The Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement, which is qualified as to materiality, to be untrue or inaccurate, or any representation or warranty not so qualified, to be untrue or inaccurate at or prior to the Effective Time,
(ii) any material failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time under any contract or agreement to which it or any of its subsidiaries is a party or is subject material to the financial condition, business or results of operations of it and its subsidiaries, taken as a whole, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (v) any Material Adverse Effect with respect to such party; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 6.9 Tax-Free Reorganization Treatment. (a) The Company, Parent and Merger Sub shall execute and deliver to Smith, Gambrell & Russell, LLP, counsel to the Company, certificates in such form and at such time or times as reasonably requested by such law firm in connection with its delivery of an opinion with respect to the transactions contemplated hereby. Prior to the Effective Time, none of the Company, Parent or Merger Sub shall take or cause to be taken any action which would cause to be untrue any of the representations in such certificates.

         (b) The Company shall prepare and timely file all reports, forms, returns, or other information required to be filed by it in order for the Merger to qualify for an exception to the general rule of Section 367(a)(1) of the Code. After the Merger, Parent shall cause the Surviving Corporation to prepare and timely file (to the extent legally entitled to do so) all reports, forms, returns, or other information required to be filed by the Company after the Merger in order for the Merger to qualify for an exception to the general rule of Section 367(a)(1) of the Code.

         Section 6.10 Employee Matters. (a) Parent shall cause the Surviving Corporation to honor the obligations of the Company or any of its subsidiaries under any Company Employee Benefit Plans between and among the Company or any of its subsidiaries and any current or former officer, director, consultant or employee of the Company or any of its subsidiaries (collectively "COMPANY EMPLOYEES") as set forth on Section 3.12(a) of the Company Disclosure Schedule.

         (b) Parent agrees that Company Employees immediately prior to the Effective Time shall become employees of the Surviving Corporation or Parent upon the Effective Time; provided, however, that this Section 6.10(b) shall not be construed to limit the ability of the Surviving Corporation, or the Company to terminate the employment of any Company Employee at any time. Further, after prior consultation with the Company, and effective as of the Effective Time, the Company will terminate such Company Employees as may be designated by Parent.

         (c) The Company shall terminate the Company Option Plan effective as of the close of business on the date of the Effective Time.

         (d) Parent shall reserve for issuance a sufficient number of shares of Parent Stock for delivery upon exercise of Parent Options issued by Parent after the Effective Time. Parent shall make commercially reasonable efforts to file within sixty (60) days after the Effective Date a registration statement on Form S-8 under the Securities Act covering the shares of Parent Stock issuable upon the exercise of the Parent Options issued under this Agreement, and shall use its reasonable efforts to cause such registration statement to become effective as soon thereafter as practicable and to maintain such registration in effect until the exercise or expiration of such Parent Options. In addition, Parent shall prepare and submit to the TASE and Nasdaq separate listing applications covering the shares of Parent Stock to be issued upon exercise of the Parent Options and shall use reasonable commercial efforts to obtain, after the filing of the Form S-8 covering such shares, agreement by the TASE and Nasdaq for the admission of such shares of Parent Stock for listing on the TASE and the Nasdaq, and the Company shall cooperate with Parent with respect to such listings.

         Section 6.11 Fees and Expenses. Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) SEC filing fees in connection with the filing of the F-4 shall be paid by Parent, (b) fees incurred in connection with the paper or electronic filing with the SEC (excluding professional fees of each party), and printing and mailing of the Proxy Statement shall be shared equally by Parent and the Company, and (c) if applicable, as provided in Section 8.5. As used in this Agreement, "EXPENSES" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

         Section 6.12 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

         Section 6.13 Antitakeover Statutes. If any Takeover Statute is or may become applicable to the Merger, each of Parent and Company shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger.

         Section 6.14 Consent and Proxy of Certain Company Stockholders. The Company stockholders listed on Section 6.14 of the Company Disclosure Schedule have agreed to execute the form of irrevocable proxy attached hereto as Exhibit B and have executed and delivered such proxy. Each of the stockholders listed on Section 6.14 of the Company Disclosure Schedule agrees to abide by the terms and conditions of such irrevocable proxy.

         Section 6.15 Retention Bonuses. Parent and Company shall jointly develop and announce a retention bonus program for employees of the Company after the Effective Time. The retention bonus program will cover only those employees of the Company and will be subject to such terms and will be payable in such amounts as shall be agreed upon by Parent. Prior to execution of this Agreement, the Company shall provide Parent with evidence of the withdrawal of approval by the Company's Compensation Committee of any pre-existing retention bonus programs, including, without limitation, any "stay/pay" bonus program. Company represents that no further consents, notices, authorizations or approvals are required to terminate any such retention bonus programs.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         Section 7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable Law:

         (a) This Agreement shall have been approved and adopted by the Company Requisite Vote.

         (b) Any waiting period applicable to the Merger under the HSR Act shall have expired or early termination thereof shall have been granted without any material limitation, restriction or condition.

         (c) There shall not be in effect any Law of any Governmental Entity of competent jurisdiction, restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to any condition or restriction that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (or an effect on Parent and its subsidiaries that, were such effect applied to the Company and its subsidiaries, has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company), and no Governmental Entity shall have instituted any proceeding which continues to be pending seeking any such Law.

         (d) Any governmental or regulatory notices, consents, approvals or other requirements necessary to consummate the transactions contemplated hereby and to operate the business of the Company and its subsidiaries after the Effective Time in all material respects as it was operated prior thereto (other than under the HSR Act) shall have been given, obtained or complied with, as applicable.

         (e) The F-4 shall have been declared effective by the SEC and shall be effective at the Effective Time, and no stop order suspending its effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all approvals under state securities Laws or the Securities Act or Exchange Act necessary to carry out the transactions contemplated hereby shall have been obtained and be in full force and effect.

         (f) The Parent Stock to be issued in the Merger has been approved for registration on the TASE in accordance with the Listing Rules of the TASE. All approvals and consents of the ISA and other relevant Israeli authorities, to the extent required, have been obtained.

         (g) The outstanding shares of Parent Stock and the shares of Parent Stock issuable to the stockholders of the Company pursuant to this Agreement shall have been approved for quotation on Nasdaq subject to official notice of issuance.

         (h) The shares of Parent Stock shall be registered under the Exchange Act.

         Section 7.2 Conditions to the Obligations of Parent and Merger Sub. The respective obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or part by Parent and Merger Sub, as the case may be, to the extent permitted by applicable Law:

         (a) The representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date).

         (b) The Company shall have performed or complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

         (c) The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by the President or any Vice President of the Company (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 7.2(a) and 7.2(b).

         (d) The Dissenting Shares of Company Common Stock shall not exceed ten percent (10%) of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

         (e) Parent shall have received a Certificate of Good Standing of the Company and each of its subsidiaries.

         (f) On or after the date hereof there shall not have occurred a Company Material Adverse Effect.

         (g) Parent shall have received all of the signed Affiliate Letters.

         (h) The Company and its subsidiaries shall have provided all of the notices and shall have procured all of the third party consents specified in
Section 5.3 above.

         (i) Parent shall provide the Company with a list of employees who shall have agreed to continue as employees of the Surviving Corporation or an Affiliate of the Parent.

         (j) The Company shall have provided all of the notices to option holders specified in Section 2.2(a) above.

         Section 7.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

         (a) The representations and warranties of Parent and Merger Sub contained herein shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date); provided, however, that for the purposes of this Section 7.3(a) only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein) has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         (b) Parent and Merger Sub shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by them prior to or at the time of the Closing.

         (c) The outstanding shares of Parent Stock and the shares of Parent stock issuable to the stockholders of the Company pursuant to this Agreement shall have been approved for quotation on Nasdaq subject to official notice of issuance.

         (d) Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by a director of Parent (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 7.3(a) and 7.3(b).

         (e) Each holder of a Company Option under the Company Option Plan shall have had his/her Company Option terminated and replaced with an option to purchase shares of the Parent, pursuant to Section 2.2 hereof.

         (f) The Company shall have received an opinion of Smith, Gambrell & Russell, LLP, dated the Effective Time, to the effect that the Merger will constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code. In rendering such opinion, Smith, Gambrell & Russell, LLP may receive and rely upon representations contained in the certificates of the Company, Parent and Merger Sub referred to in Section 6.9.

         (g) On or after the date hereof, there shall not have occurred a Parent Material Adverse Effect.

                                 ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER

         Section 8.1 Termination by Mutual Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of this Agreement by the Company Requisite Vote, by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

         Section 8.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of either the Board of Directors of Parent or the Company Board if (i) the Merger shall not have been consummated by September 30, 2002, provided that such date shall be extended to November 15, 2002 if as of September 30, 2002 the Proxy Statement shall have been mailed to the shareholders of the Company, but the Company Stockholders Meeting shall not have commenced as of September 30, 2002 (the "TERMINATION DATE"); (ii) the Company Requisite Vote shall not have been obtained at the Company Stockholders Meeting or at any adjournment or postponement thereof; or (iii) any Law permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the Company Requisite Vote; provided, however, that the right to terminate this Agreement pursuant to this Section 8.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

         Section 8.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of this Agreement by the Company Requisite Vote, by action of the Company Board:

         (a) If (i) the Company is not in breach of Section 6.6, (ii) the Company Stockholders Meeting shall not have occurred, (iii) the Company Board authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iv) Parent does not make, within five business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Company Board determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal and (v) the Company prior to such termination pays to Parent in immediately available funds the Termination Fee required to be paid pursuant to Section 8.5. The Company agrees
(x) that it will not enter into a binding agreement referred to in clause (iv) above until at least the fifth (5th) business day after it has provided the notice to Parent required thereby and (y) to notify Parent promptly if its intention to enter into the written agreement referred to in its notification shall change at any time after giving such notification;

         (b) The Board of Directors of Parent shall have withdrawn or adversely modified its approval of this Agreement;

         (c) If there is a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that is not cured within ten (10) business days and would cause a condition set forth in Section 7.3(a) or 7.3(b) to be incapable of being satisfied as of the Termination Date; or

         (d) The Merger shall not have been approved by the Company Requisite Vote.

         Section 8.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of Parent if:

         (a) The Company enters into a binding agreement for a Superior Proposal or the Company Board shall have withdrawn or adversely modified its approval or recommendation of this Agreement or the Merger, in accordance with the terms and conditions set forth in Section 6.6 hereof;

         (b) There is a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that is not cured within ten
(10) business
days following delivery of notice thereof by Parent and would cause a condition set forth in Section 7.2(a) or 7.2(b) to be incapable of being satisfied as of the Termination Date;

         (c) Board of Directors of the Company shall have withdrawn or adversely modified its approval of this Agreement or the Merger;

         (d) The Company shall have ceased using reasonable best efforts to call, give notice of, or convene or hold a shareholders' meeting to vote on the Merger as promptly as practicable after the date hereof or shall have adopted a resolution not to effect any of the foregoing; or (e) The Company shall have convened a meeting of its shareholders to vote upon the Merger and shall have failed to obtain the Company Requisite Vote at such meeting (including any adjournments thereof) or the Dissenting Shares of Company Common Stock shall exceed ten percent (10%) of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

         Section 8.5 Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in this Section 8.5 or Sections 5.2(c), 5.4, 6.11, 9.4 and 9.8) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, that no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement.

         (b) In the event that this Agreement is terminated pursuant to (i)
Section 8.3(a) or Section 8.4(a), (ii) Section 8.4(b) arising out of a breach of a representation or warranty of the Company or an action by the Company or failure to take an action by the Company which results in a breach of a covenant by the Company; or (iv) Section 8.4(c), (d) or (e)[(other than termination by Parent under Section 8.4(e) if the Dissenting Shares of Company Common Stock exceed ten percent (10%) of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time)]; then the parties acknowledge that Parent will suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent for such damages, and in addition to any other remedies that Parent, Merger Sub or their affiliates may have with respect to this Agreement, the Company shall pay Parent a termination fee of $1,200,000 and reimburse Parent for reasonable expenses incurred in connection with the transactions contemplated by this Agreement (collectively, the "TERMINATION FEE") in immediately available funds prior to such termination. It is specifically agreed that the amount to be paid pursuant to this Section 8.5(b) represents liquidated damages and is not a penalty. The Company hereby waives any right to set-off or counterclaim against such amount. The Company acknowledges that the agreement contained in this Section 8.5(b) is an integral part of the transactions contemplated by this Agreement, and that, without such agreement, the Company, Parent and Merger Sub would not have entered into this Agreement; accordingly, if the Company fails to promptly pay any amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for any amount required to be paid pursuant to this Section 8.5, the Company shall pay Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amount owed at the prime rate of Morgan Guaranty Trust Company of New York in effect from time to time during such period plus two percent.

         Section 8.6 Amendment. This Agreement may be amended by action taken by the Company, Parent and Merger Sub at any time before or after approval of the Merger by the Company Requisite Vote but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable Law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

         Section 8.7 Extension; Waiver. At any time prior to the Effective Time, each party hereto (for these purposes, Parent and Merger Sub shall together be deemed one party and the Company shall be deemed the other party) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                  ARTICLE IX

                                 MISCELLANEOUS

         Section 9.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any exhibit, schedule or instrument delivered pursuant to this Agreement shall survive beyond the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

         Section 9.2 Entire Agreement; Assignment. (a) With the exception of Section 3 of the LOI, which is incorporated herein by reference, this Agreement and the Loan Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of law (including, but not limited to, by merger or consolidation) or otherwise unless consented to by the parties hereto. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 9.3 Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) five business days following sending by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile; provided that the fax is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient and (iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

         if to Parent or to Merger Sub, to:

                  Baran Group, Ltd.
                  Baran House
                  8 Omarim St. Industrial Park
                  Omer 84965, Israel
                  Attention:  Chairman & CEO
                  Telephone:  (972) 8-6200-200
                  Facsimile:   (972) 8-6200-201

         with a copy to:

                  Mintz Levin Cohn Ferris Glovsky and Popeo PC
                  One Fountain Square
                  11911 Freedom Drive, 4th Floor
                  Reston, Virginia 20190
                  Attention:  Mark J. Wishner, Esq. or Wayne M. Zell, Esq.
                  Telephone:  (703) 464-4800
                  Facsimile:   (703) 464-4895

         and with an additional copy to:

                  Zellermayer, Pellossof & Co., Adv.
                  The Rubinstein House
                  20 Lincoln Street
                  Tel Aviv  67134  Israel
                  Attention: Michael Zellermayer, Adv., or Guy Even-Ezra, Adv.
                  Telephone:  (972) 3-625-5555
                  Facsimile:   (972) 3-625-5500

         if to the Company, to:

                  o2wireless Solutions, Inc.
                  440 Interstate Parkway North
                  Atlanta, Georgia 30339
                  Attention: President & CEO
                  Telephone: (770) 763-5620
                  Facsimile:   (770) 763-5635

         with a copy to:

                  Smith, Gambrell & Russell, LLP
                  1230 Peachtree Street, NE
                  Promenade II, Suite 3100
                  Atlanta, GA  30309
                  Attention:  Terry F. Schwartz, Esq., or David W. Ghegan, Esq.
                  Telephone:  (404) 815-3731
                  Facsimile:   (404) 685-7031

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

         Section 9.4 Governing Law; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts executed in and to be fully performed in such state, without giving effect to the choice of law principles thereof, and except to the extent the provisions of this Agreement (including any documents or instruments referred to herein) are expressly governed by the GBCC, or to the extent the provisions of this Agreement relate to corporate matters of Parent, issuance of Parent Stock and required Israeli filings, procedures, permits and consents, which provisions shall be governed by the applicable Laws of the State of Israel.

         (b) Each of the parties hereto hereby waives any right to trial by jury in any action or proceeding in connection with this Agreement or any transaction relating hereto.

         Section 9.5 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 9.7 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         Section 9.8 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Georgia or in Georgia state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Georgia or in Georgia state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the State of Georgia.

         Section 9.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 9.10 Interpretation. (a) The words "HEREOF," "HEREIN" and "HEREWITH" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "INCLUDE," "INCLUDES" or "INCLUDING" are used in this Agreement, they shall be deemed to be followed by the words "WITHOUT LIMITATION." The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

         (b) The phrases "THE DATE OF THIS AGREEMENT," "THE DATE HEREOF" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first set forth above. The phrase "MADE AVAILABLE" in this Agreement shall mean that the information referred to has been actually delivered to the party to whom such information is to be made available.

         (c) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         Section 9.11 Definitions. (a) "BENEFICIAL OWNERSHIP" or "BENEFICIALLY OWN" shall have the meaning provided in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

         (b) "KNOW" or "KNOWLEDGE" means, with respect to any party, the knowledge of such party's executive officers.

         (c) "MATERIAL ADVERSE EFFECT" means with respect to any party, any event, change, effect, occurrence, violation, inaccuracy, circumstance or other matter if such event, change, effect, occurrence, violation, inaccuracy, circumstance or other matter (either individually or when considered together with all other matters that would constitute either exceptions to the representations and warranties or breaches of any covenant set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties or covenants) were, or could reasonably be expected to be, materially adverse to: (i) the business, condition, capitalization, assets, liabilities, prospects, operations or financial performance of such party and any of its subsidiaries taken as a whole, or (ii) the ability of a party to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement; provided, however, that any change, effect, occurrence, violation, inaccuracy, circumstance or other matter that results in, or could reasonably be expected to result in, a violation of a criminal Law will be deemed to constitute a Material Adverse Effect in all circumstances. In addition and notwithstanding or in limitation of the above, with respect to any representation or warranty of the Company in Article III hereof which is subject to a material adverse effect qualification, any change, effect, occurrence, violation, inaccuracy, circumstance or other matter that individually results in, or could reasonably be expected to result in, an economic effect in excess of U.S. $500,000 will be deemed to constitute a Material Adverse Effect as to such representation or warranty.

         (d) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

         (e) "SUBSIDIARY" means, when used with reference to any entity, any corporation or other organization, whether incorporated or unincorporated, (i) of which such entity or any other subsidiary of such entity is a general or managing partner or (ii) the outstanding voting securities or interests of which, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, are directly or indirectly owned or controlled by such entity or by any one or more of its subsidiaries.

                           [Signature pages follow.]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                     BARAN GROUP, LTD.




                                     By:  /s/ Meir Dor
                                          --------------------------------------
                                     Name:  Meir Dor
                                     Title: Chairman and Chief Executive Officer


                                     BARAN ACQUISITION SUB, INC.




                                     By:  /s/ Meir Dor
                                          --------------------------------------
                                     Name:  Meir Dor
                                     Title: Chief Executive Officer


                                      O2WIRELESS SOLUTIONS, INC.





                                      By:  /s/ Andrew D. Roscoe
                                           -------------------------------------
                                      Name:  Andrew D. Roscoe
                                      Title: President, Chairman and
                                             Chief Executive Officer

                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER